Exhibit 10.17

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31.	Default	27

32.	Landlord’s Option to Terminate Lease	29

33.	Underlying Leases and Estates	29

34.	Successors and Assigns	29

35.	Waivers	29

36.	Waiver of Jury Trial and Counterclaim	29

37.	Severability	29

38.	Notices	29

39.	Amendment and Modifications	29

40.	Bankruptcy	30

41.	Industrial Site Recovery Act/Site Remediation Reform Act	30

42.	Headings and Terms	31

43.	Performance of Landlord’s Obligations to Mortgagee	32

44.	Applicable Law	32

45.	No Representation or Warranty	32

46.	Construction of Lease	32

47.	Delivery of Possession	32

48.	OFAC Representation	32

49.	Parking	32

50.	Landlord’s Contribution	33

51.	Option to Renew	33

52.	Right of First Offer	34

53.	Submission of Lease to Tenant	34

SCHEDULES

Schedule A	-	Leased Premises
Schedule A-1	-	Rent Escalation
Schedule A-2	-	Palmer Square Site Plan
Schedule B	-	Description of Landlord’s Work
Schedule B-1	-	Description of Tenant’s Work
Schedule C	-	Form of Estoppel Certificate
Schedule E	-	Form of Guaranty – Intentionally Omitted
Schedule F	-	Certification of Tenant
Schedule G	-	Cleaning Services
Schedule H	-	Rules and Regulations

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OFFICE LEASE AGREEMENT

Princeton, New Jersey	Lease Dated:

1.             Reference Data. Any reference in this Lease to the following subjects shall incorporate therein the data stated for the subject(s) in this Section:

LANDLORD:	PSN PARTNERS, L.P.

LANDLORD’S ADDRESS:	40 Nassau Street, First Floor
Princeton, New Jersey 08542

TENANT:	AT PHARMACEUTICALS, INC., a
Delaware Corporation

TENANT’S ADDRESS:	51 East 12th Street, 5th Floor
New York, New York 10003

LEASE TERM:	Three (3) Years

COMMENCEMENT DATE:	Upon delivery of possession of the Leased
Premises by Landlord to Tenant

ANNUAL FIXED RENT:	$149,440.00 ($12,453.33 per month)

SECURITY DEPOSIT:	$49,813.32 (4 Months Annual Fixed Rent)

PERMITTED USE:	Office

2.             Attachments. The following documents are attached hereto, and such documents, as well as all drawings and documents prepared pursuant thereto, shall be deemed to be a part of this Lease:

Schedule A	-	Leased Premises

Schedule A-1	-	Rent Escalation (Renewal Terms)

Schedule A-2	-	Palmer Square Site Plan

Schedule B	-	Description of Landlord’s Work

Schedule B-1	-	Description of Tenant’s Work

Schedule C	-	Form of Estoppel Certificate

Schedule E	-	Form of Guaranty — Intentionally Omitted

Schedule F	-	Certification of Tenant

Schedule G	-	Cleaning Services

Schedule H	-	Rules and Regulations

3.             Demise. Landlord hereby demises and lets to Tenant and Tenant takes and hires from Landlord that certain space (“Leased Premises”) delineated in Schedule “A” attached, and made part hereof, in the office building (“Building”) known as 47 Hulfish Street, Suites 441-442, deemed to conclusively consist of 3.736 square feet, in the Borough of Princeton, County of Mercer and State of New Jersey. TOGETHER WITH, appurtenant to the Leased Premises, the right to use in common with Landlord and other tenants, occupants and visitors to the Building, the common entrances, lobbies, ramps, drives, stairs and similar access and serviceways and common areas in and adjacent to the Building, and if the Leased Premises include less than an entire floor of the Building, the common lobbies, hallways and restrooms and other common facilities of such floor. Landlord hereby leases to Tenant, and Tenant hereby takes from

Landlord, the Leased Premises for the Term and at the Rent hereinafter described. Tenant takes the Leased Premises “AS IS” except as otherwise may be specifically set forth herein.

4.             Term. The Term shall commence on the Commencement Date and shall extend and continue until the expiration of the Lease Term, unless such Term shall be sooner extended or this Lease otherwise terminated as hereinafter provided.

5.             Holding Over. If Tenant retains possession of the Leased Premises, or any part thereof, after the termination of this Lease by expiration of the Lease Term, or otherwise. Tenant shall pay Landlord, (i) as agreed liquidated damages for such unlawful retention alone, an amount, calculated on a per diem basis for each day of such unlawful retention, equal to 150% the Annual Fixed Rent for the time Tenant thus remains in possession, and (ii) all other damages, costs and expenses sustained by Landlord by reason of Tenant’s unlawful retention, including reasonable attorneys’ fees. Without limiting any rights and remedies of Landlord, resulting by reason of the wrongful holding over by Tenant, or creating any right in Tenant to continue in possession of the Leased Premises, all Tenant’s obligations with respect to the use, occupancy and maintenance of the Leased Premises shall continue during such period of unlawful retention.

6.             Rent.

A.                                    Rent is payable by Tenant beginning on the Commencement Date in monthly installments of one-twelfth (1/12th) of the Annual Fixed Rent, without prior notice or demand, in advance, on the first day of each month at Landlord’s principal office in the Borough of Princeton. Mercer County, New Jersey, or at such other place as Landlord may direct, except that the Rent for the first full month of the Lease Term shall be paid on the date of execution of this Lease.

B.                                    In the event the Lease Term commences on a day other than the first day of a calendar month. Tenant shall pay to the Landlord, on or before the Commencement Date of the Lease Term, a pro rata portion of the monthly installment of rent, such pro rata portion to be based on the number of days remaining in such partial month after the Commencement Date of the Lease Term.

C.                                    Tenant hereby covenants and agrees to pay the Annual Fixed Rent when due, and also all sums of money required to be paid by Tenant hereunder, all of which additional sums shall constitute “Additional Rent” hereunder, whether or not so designated.

D.                                    If Tenant shall fail to pay when due any Annual Fixed Rent or any Additional Rent (referred to collectively as Rent). Tenant shall pay interest thereon at the annual rate of interest equal to one and one-half (1 1/2%) per cent above the prime rate of interest charged by The Bank of New York then prevailing or if a permanent mortgage loan affects the Building, then at the rate payable under said mortgage (said rates or the then prevailing maximum legal rate chargeable to Tenant, whichever is less, is referred to herein as the “Default Rate”) from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed Additional Rent.

E.                                    In addition, during the Term, and any renewals, of the within Lease, that portion of any amount of Rent or other amount due under this Lease which is not paid on the day it is first due shall incur a late charge of five (5%) percent for the first occurrence of such non-timely payment; seven and one-half (7.5%) percent for the second occurrence; and ten (10%) percent for the third occurrence. Notwithstanding, such late charge shall not be payable by Tenant for the first occurrence once during the Term of this Lease.

F.                                     In the event Tenant issues a cheque for any Rent which is returned to Landlord as unpaid for any reason. Landlord shall be entitled to add the sum of Twenty-Five ($25.00) Dollars to the next Rental bill representing a service charge for such occurrence.

G.                                   All of such amounts shall be collectible by Landlord as Additional Rent with any interest being based on a 360-day year. Any Additional Rent which shall become due shall be payable, unless otherwise provided herein, with the next installment of Annual Fixed Rent. Rent and statements required of Tenant shall be paid and delivered to Landlord at the management office of Landlord in the Retail Center or at such other place as Landlord may, from time to time, designate in a notice to Tenant. Any payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated as payment on account. The acceptance by Landlord of a cheque for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such cheque, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such cheque without prejudice to any other rights or remedies which Landlord may have against Tenant.

H.                                   Tenant’s Rental obligations shall be as follows:

(i)                                     Tenant shall not be obligated to pay Annual Fixed Rent until seventy-four (74) days following the Commencement Date (“Rent Commencement Date”):

(ii)                                  Commencing with the Commencement Date. Tenant shall be obligated to pay all other charges and sums constituting Additional Rent due hereunder:

(iii)                               Commencing with the Rent Commencement Date. Tenant shall commence payments of Annual Fixed Rent and shall continue to pay all sums and charges constituting Additional Rent:

(iv)                              However, in the event Tenant is in default of any term, covenant, condition or provision under the within Office Lease Agreement, either monetary or non-monetary, and fails to cure such default within any grace period, then subparagraphs (i) and (iii) above shall not apply and Tenant’s obligation to pay Annual Fixed Rent and all other charges and sums constituting Additional Rent, and the like, shall be effective on the Commencement Date.

7.             Rent Escalation. See Schedule A-1 annexed hereto and made a part hereof

8.             Indemnity and Insurance.

A.                                    Tenant shall not do anything, nor suffer nor permit anything to be done in or about the Leased Premises or Building which shall (i) subject Landlord to any liability or responsibility for injury to any person or property by reason of any activity being conducted in the Leased Premises: (ii) cause any increase in the fire insurance rates applicable to the Building or equipment or other property located therein: or (iii) be prohibited by governmental regulation or applicable law or any license or other permit required or obtained pursuant to Section 21 A. Tenant, at Tenant’s expense, shall comply with all rules, regulations or requirements of the New Jersey Board of Fire Underwriters and the New Jersey Fire Insurance Rating Organization or any similar body.

B.                                    If by reason of any act, notwithstanding that such act is permitted by terms of this Lease, or omission on the part of Tenant, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord, or any other tenant or occupant of the Building, shall be higher than it otherwise would be. Tenant shall reimburse Landlord and all such other tenants or occupants, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord and such other tenants or occupants because of such act or omission on the part of the Tenant.

C.                                    Tenant shall obtain and keep in full force and effect during the Term, at its own cost and expense and in the following amounts or such greater amounts as Landlord or any mortgagee of Landlord may reasonably request, (i) Public Liability Insurance, such insurance to afford protection in an amount not less than $3,000,000, for personal injury or death, and $300,000 for damage to property, protecting Landlord and Tenant as insureds against any and all claims for personal injury, death or property damage occurring in, upon, adjacent to or connected with the Leased Premises or any part thereof: (ii) insurance against loss or damage by fire, and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, to Tenant’s property for the full insurable value thereof, protecting Landlord, any mortgagee of Landlord, and Tenant as insureds as their respective interests may appear; and (iii) contractual liability insurance in the amounts specified above insuring Tenant’s liability pursuant to the provisions of this Lease.

D.                                    Tenant shall obtain such other insurance in such amounts as may, from time to time, be reasonably required by Landlord against other insurable hazards which at the time are commonly insured against due regard being given to the type of building, its location, construction, use and occupancy.

E.                                    Said insurance is to be written in form and substance satisfactory to Landlord by a good and solvent insurance company of recognized standing, admitted to do business in the State of New Jersey, which shall be reasonably satisfactory to Landlord. Tenant shall procure, maintain and place such insurance and pay all premiums and charges therefor and upon failure to do so Landlord may, but shall not be obligated to, procure, maintain and place such insurance or make such payments, and in such event. Tenant agrees to pay the amount thereof, plus interest at the Default Rate to the Landlord on demand and said sums shall be in each instance collectible as Additional Rent on the first day of the month following the date of payment by Landlord. Tenant shall cause to be included in all such insurance policies a provision to the effect that the same shall be non-cancellable nor materially changed except upon twenty (20) days prior written notice to Landlord. Before the Commencement Date, the original insurance policies or appropriate certificates shall be deposited with Landlord together with evidence of due payment of premiums thereon. Any renewals, replacements or endorsements thereto shall also be deposited with Landlord to make certain that said insurance shall be in lull force and effect during the Term.

F.                                     Tenant agrees to indemnify and save Landlord and Landlord’s agents harmless from all losses, costs, liabilities, claims, damages and expenses, including reasonable attorneys’ and other professional fees, penalties and fines, incurred in connection with or arising from (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant’s part to be observed or performed, or (ii) the use, occupancy, control or management, or manner of use, occupancy, control or management of the Leased Premises or the Building by Tenant or any person claiming through or under Tenant, or contractors, agents, servants, employees, visitors, invitees, licensees and the like, of Tenant or any such person, in or about the Leased Premises or the Building either prior to, during, or after the expiration of the Term including any acts, omissions or negligence in the making or performing of any improvements.

G.                                   Tenant shall pay to Landlord, as Additional Rent, within ten (10) days next following receipt by Tenant of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages and expenses referred to in this Section and Tenant’s obligations under this Section shall survive the termination of the Term.

H.                                   Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying space adjoining the Leased Premises or any other part of the Building, or otherwise, or for any loss or damage incurred by Tenant, or those claiming by, through or under Tenant, or its or their property, from the breaking, bursting, stoppage or leaking of electrical cable or wires, water, gas, sewer or steam pipes. To the maximum extent permitted by law. Tenant agrees to use and occupy the Leased Premises, and to use such other portions of the Common Areas as Tenant is herein given the right to use, at Tenant’s own risk as specified in this Section.

I.                                        Neither party shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for loss or damage to any building, structure or other tangible property, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees; provided, however, that if, by reason of the foregoing waiver, either party shall be unable to obtain any such insurance, such waiver shall be deemed not to have been made by such party and, provided, further, that if, by reason of the foregoing waiver, either party shall be unable to obtain any such insurance without the payment of an additional premium therefor, then, unless the party claiming the benefit of such waiver shall agree to pay the party seeking to obtain insurance for the cost of such additional premium, within thirty (30) days after notice by such party setting forth such requirement and the amount of the additional premium, such waiver shall be of no force and effect between the parties.

9.             Non-Liability of Landlord and Exculpation.

A.                                    Excepting for Landlord’s gross negligence, it is expressly understood and agreed by and between the parties to this agreement that Tenant shall assume all risk of damage and casualty to its property, equipment and fixtures occurring in or about the Leased Premises, whatever the cause of such damage or casualty. It is further understood and agreed that, in any event, Landlord, in its capacity as Landlord, and, if applicable, as builder, architect, designer or general contractor of the Leased Premises and the Building in which the Leased Premises is located, and Landlord’s agents, servants, employees, contractors, invitees and the like shall not be liable to Tenant. Tenant’s agents, servants, employees, contractors, invitees and the like, for any damage or injury to person or property or for any inconvenience or annoyance to Tenant or any other occupant of the Leased Premises or injury to or interruption of Tenant’s or such other occupant’s business, arising out of or attributable to (i) the design and construction of the Leased Premises and the Building of which the Leased Premises is a part: (ii) any maintenance, repairs, replacements, additions, alterations, substitutions and installations made to the Leased Premises and the Building of which the Leased Premises is a part: (iii) the failure of Landlord or others to perform any such maintenance or to make any such repairs, replacements, additions, alterations, substitutions and installations to the Leased Premises and the Building of which the Leased Premises is a part or to provide any utilities or services; (iv) the acts or omissions of any tenant or other occupants of any space adjacent to or adjoining the Leased Premises; (v) steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into the Leased Premises and the Building of which the Leased Premises is a part, and (vi) any other cause or happening whatsoever with respect to any of the events or occurrences referred to in subparagraphs (i) through (v), or otherwise.

B.                                    Notwithstanding anything to the contrary provided in this Lease, each and every term, covenant, condition and provision of this Lease is hereby made specifically subject to the provisions of this Section 9. It is expressly understood and agreed that there shall be no personal liability whatsoever on the part of the Landlord or any successor in interest of Landlord (or on the part of the officers, directors and shareholders of any corporation or the members of any firm, partnership or joint venture which may be the Landlord or any successor in interest of the Landlord at any time or from time to time) with respect to any of the terms, covenants, conditions and provisions of this Lease, and Tenant shall look, solely to the equity of Landlord or such successor in interest in the fee estate of Landlord in the Leased Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord or by any such successor in interest of any of the terms, covenants, conditions and provisions of this Lease to be performed by Landlord, such exculpation of corporate and/or personal liability to be absolute and without any exception whatsoever.

C.                                    Notwithstanding anything contained in this Section or any other Section in this Lease, in no event shall Landlord be liable to Tenant for any consequential, special, indirect or punitive damages.

10.          Improvements to Leased Premises.

A.                                    All construction work performed by Tenant under the terms of this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, regulations and orders of governmental authorities and with all applicable codes of all insurers of the Building. Landlord may inspect the work of the Tenant at reasonable times and shall give notice of observed defects.

B.                                    Tenant shall, at its sole cost and expense, complete all improvements and other work to be performed by it pursuant to Schedule “B-1”. Tenant shall be permitted by Landlord to enter the Leased Premises for the purpose of performing its obligations under Schedule “B-1” and for the purpose of installing its fixtures and other equipment, provided:

(i)                                     Tenant shall have obtained Landlord’s written approval of the plans and specifications for such work: and

(ii)                                  Tenant shall have deposited with Landlord the policies or certificates of insurance required in Sections 8 and 11; and

(iii)                               Tenant shall have secured all necessary permits and approvals of all boards, bureaus and agencies having jurisdiction and Tenant shall have provided copies of such to Landlord: and

(iv)                              Tenant shall have provided Landlord with all requested reasonable financial information and documentation; and

(v)                                 Tenant’s activities shall be conducted so as not unreasonably to interfere with Landlord’s construction activities or with other tenants.

C.                                    Tenant shall, at its expense, remove from the Leased Premises and from the Building, all trash which may accumulate in connection with Tenant’s activities. During such period, Tenant shall perform all duties and obligations imposed by this Lease, including, without limitation, those provisions relating to insurance and indemnification, saving and excepting only the obligation to pay Fixed Rent (other than Additional Rent arising out of any failure of Tenant to perform its obligations under this Lease), which obligation shall commence when the Term commences.

D.                                    No work which Landlord permits Tenant to do pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord so that no construction or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the

Leased Premises. Tenant shall pay promptly, or if a dispute promptly bond, all persons furnishing labor or materials with respect to any work performed by Tenant or its contractors on or about the Leased Premises. In the event any construction or other lien or notice of intention to claim such lien shall at any time be filed against the Leased Premises or the Building by reason of work, labor, services or materials performed or furnished, or alleged to be performed or furnished, to Tenant or to anyone holding the Leased Premises through or under Tenant, Tenant shall, within thirty (30) days after notice of the filing thereof, cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien or notice to be discharged or bonded within the period aforesaid then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge it by paying the amount claimed to be due, and the amount so paid by Landlord including reasonable attorneys’ fees incurred by Landlord in procuring the discharge of such lien or notice, together with interest thereon at the Default Rate, shall be due and payable by Tenant to Landlord as Additional Rent.

E.                                    Tenant shall be responsible for and shall pay to Landlord, upon demand and as Additional Rent, all reasonable attorneys, architectural, engineering and other professional fees and expenses with respect to any and all review and approval regarding Tenant’s improvements to the Leased Premises including, but not limited to, Landlord’s in-house professionals and staff.

F.                                     After commencement of Tenant’s Term. Tenant shall have no right to cancel this Lease, seek a diminution of Rent, sue for damages, or assert any other contractual, legal or equitable remedy based either on a claim that Landlord failed to deliver possession in accordance with the terms of this Lease or based on a claim that the size, location, layout, dimensions or construction of the Leased Premises or the Building in which the Leased Premises is located or service areas (if any), sidewalks, parking or other common areas (if any), or any other facilities to be furnished by Landlord, were not completed or furnished in accordance with the terms of this Lease. Notwithstanding the foregoing, if after commencement of Tenant’s Term, and during the Term hereof, Landlord is in default under any of its Lease obligations. Tenant shall have such rights at law or equity to which it may be entitled on account of such default. After commencement of Tenant’s Term, Tenant shall be deemed to have certified to Landlord and to the holder of any mortgage to which this Lease is, or shall thereafter be, subject and subordinate, that the Leased Premises has been delivered to it in accordance with the terms of this Lease, that possession thereof has been fully and completely accepted by Tenant who is then in possession of the same, and that the date for the payment of Annual Fixed Rent hereunder have all theretofore commenced and that the Leased Premises, the parking area, and all other portions of the Building have been completed in accordance with the requirements and terms of this Lease and that there has not been any violation of any of the Lease terms on the part of the Landlord. The forgoing provision shall be self-operative and no further instrument, letter or certificate shall be required by the Landlord or any such mortgagee unless either said Landlord or mortgagee shall deem same appropriate, in which event, in confirmation of the forgoing, the Tenant shall promptly execute, in writing, any instrument, letter and/or certificate containing the foregoing and each other like provisions in regard to the condition of the Leased Premises, the Building in which the Leased Premises is located, the Rent(s) and Term as shall be requested by the Landlord and/or said mortgagee and Tenant hereby constitutes and appoints Landlord the Tenant’s attorney-in-fact to execute any such instrument(s), letter(s) and/or certificate(s) for and on behalf of the Tenant.

G.                                   All unattached, movable trade fixtures and movable furniture (as distinguished from leasehold improvements) owned by Tenant and installed in the Leased Premises shall remain the property of Tenant and shall be removable at any time, including upon the expiration of the Term; provided Tenant shall not at such time be in default of any terms, conditions, provisions or covenants of this Lease, and provided further that Tenant shall repair any damage to the Leased Premises caused by the removal of said fixtures and furniture. If Tenant is in default, Landlord shall have the benefit of any applicable lien on Tenant’s property located in or on the Leased Premises as may be permitted under any federal or state laws, and in the event such lien is asserted or filed by Landlord in any manner or by operation of law, Tenant shall not remove or permit the removal of said property until the lien has been removed and all defaults have been cured and Tenant hereby expressly grants to Landlord a security interest in all of Tenant’s property located in or on the Leased Premises. This Lease Agreement also is intended to be a security agreement under the Uniform Commercial Code and Landlord shall be entitled to all the rights and remedies of a Secured Party under said Uniform Commercial Code in addition to all of its rights and remedies hereunder or under other applicable law or agreement with Tenant.

11.          Alterations by Tenant.

A.                                    Tenant shall not make during the Lease Term, or any extensions thereof, any alterations or additions to the Leased Premises unless with the prior written approval of Landlord and then only in accordance with plans and specifications therefor approved by Landlord and subject to such conditions as Landlord may require, including, but not limited to, that Tenant be required to pay for any increased cost to Landlord occasioned thereby or attributed thereto (including, but not limited to, any increase in real estate taxes, omitted or added assessments, insurance and the like, the entirety of such increases to be borne solely by Tenant separate from and in addition to Tenant’s Proportionate Share of Cost of Operation and Maintenance) and to readapt the Leased Premises prior to the termination of this Lease, all without expense to Landlord, Landlord shall cooperate with Tenant, at no cost to Landlord, and such approval shall be reasonable and without delay. However, any such alterations or additions which may be approved by Landlord and made by Tenant shall be deemed part of the Leased Premises or the Building and shall not thereafter be removed by Tenant unless Landlord shall require removal of same in conjunction with its approval as set forth in Section 20, Surrender of Leased Premises.

B.                                    All alterations and additions by Tenant and installation of furnishings following occupancy shall be performed outside the normal business hours (unless Landlord shall permit such work to be done at other times) and shall be coordinated with any work being performed by Landlord and performed in such manner and by such contractor(s) as to assure harmonious labour relations and so as not to damage the Building or interfere with the use and occupancy of any tenants in the Building and its operations and, except for installation of furnishings only, shall be performed by Landlord’s contractors or workmen or other contractors or workmen first approved by Landlord.

C.                                    As further conditions to Landlord’s approval of any proposed alterations or additions by Tenant which are to be made after the beginning of the Lease Term, Tenant shall (i) secure all necessary governmental approvals, licenses and permits: (ii) cause the contractor(s) and subcontractor(s) to carry Worker’s Compensation insurance in amounts approved by Landlord and also comprehensive public liability insurance with limits as approved by Landlord, and deliver to Landlord certificates of all such insurance: and (iii) not voluntarily suffer nor permit any construction, laborer’s or materialmen’s lien, or notice thereof, to be filed against the Leased Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant: and if any construction, laborer’s or materialmen’s lien or notice shall at any time be filed against the Leased Premises or any part thereof, Tenant, within thirty

(30) days after notice of the filing thereof, shall cause it to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien or notice to be discharged or bonded within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Landlord, plus all of Landlord’s costs and expenses associated therewith, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

D.                                    Tenant shall be responsible for and shall pay to Landlord, upon demand and as Additional Rent, all reasonable attorneys, architectural, engineering and other professional fees and expenses incurred with respect to any and all review and approval regarding Tenant’s alterations or additions to the Leased Premises, including, but not limited to, Landlord’s in-house professionals and staff.

E.                                    In addition to the foregoing terms and conditions for any and all of Tenant’s alterations or additions to the Leased Premises, no core drilling shall be permitted by Landlord nor conducted by Tenant unless full and strict compliance with the following conditions:

(i)                                     All specifications and plans shall be delivered to Landlord for its prior written approval which shall not be unreasonably withheld. Any and all of such core-drilling, if permitted, shall be done only outside normal business hours so as to restrict any interference with other tenants. Landlord shall consider the time, nature and scope of core drilling in addressing its approval.

(ii)                                  Any and all damage to the Tenant floors or floor covering shall be repaired and/or restored to its original condition at Landlord’s sole option, including the cost of all flooring and carpet.

F.                                     Nothing in this Lease shall be deemed or construed in any way as constituting consent by Landlord for the making of any alterations or additions by Tenant within the meaning of N.J.S.A. 2A:44A-1 et seq., or any amendment thereof, or constituting a request by Landlord, express or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor for the use or benefit of Landlord.

G.                                   Tenant shall promptly pay when due the costs and expenses of all such alterations and additions as referred to in this Section 11 and shall indemnify Landlord against any loss, cost or expense occasioned directly or indirectly as a result of such alterations and additions, including, without limitation, reasonable attorneys’ and other professional fees and expenses.

12.          Permitted Use. Tenant covenants and agrees to initially and continuously use and occupy the Leased Premises and such use and occupancy shall be only in conformity with the laws or requirements of any governmental authority and for the use specified in Section I hereof and not to use nor permit any use of the Leased Premises which creates any safety hazard, or which would be dangerous to the Leased Premises, the Building or the occupants of same, or which would be disturbing to other tenants or occupants of the Building, or which would cause am increase in premium for any insurance which the Landlord may then have in effect with respect to the Building generally.

13.          Cost of Operation and Maintenance; Real Estate Taxes.

A.            Cost of Operation and Maintenance.

(i)            For the purposes of this Lease:

(a)                                 The term “Cost of Operation and Maintenance” shall mean all fees, charges, costs and expenses paid or incurred by Landlord or on behalf of Landlord with respect to the ownership, operation, cleaning, repair, safety, management, security and maintenance of the Leased Premises, the Building and the Common Areas (described as those areas and facilities which may be furnished by Landlord in or near the Palmer Square and Retail Center Area, as set forth on Schedule A-2, for the non-exclusive general common use of tenants, whether or not retail, residential, office, hotel and/or restaurant tenants also use such areas and facilities), and with respect to the services provided tenants including, but not limited to, all of the following: sewer rental; gas and/or other fuel used for heating; hot and cold water; gas and electric and any other utility charges to the extent not separately paid for, reimbursed by or charged to a tenant; all costs incurred for air conditioning, ventilation and heating; cleaning services and maintenance; the cost or rental of all building and cleaning supplies, tools, materials, machines and equipment, elevators; fire, liability, rent, plate glass and any other insurance premiums: snow and ice removal; all repairs and maintenance; the amortization (over the reasonably estimated useful life thereof beyond the Term, or Renewal Term, if applicable, of this Lease, of all replacements of and to the mechanical systems and all other capital expenditures; exterior maintenance and maintenance of lawns, landscaping shrubbery and parking areas; exterminating services; decorations; painting; salaries, wages and bonuses paid to employees of Landlord, except those above the level of Building Manager, engaged in the operation, cleaning, repair, safety, management, security or maintenance of the Leased Premises, the Building or in providing services to tenants (including social security, unemployment insurance, disability benefits, pensions, hospitalization, retirement plans, group insurance and fringe benefits such as vacation, holiday and proper allowances): charges of independent contractors performing work included within this definition of Cost of Operation and Maintenance; waste, garbage and trash collection and removal; and an overhead cost equal to fifteen (15%) per cent of the total Cost of Operation and Maintenance prior to inclusion of this overhead cost.

(b)                                 The costs and expenses incurred in operating and maintaining or in causing to be operated or maintained the Common Areas (including all parking areas) pursuant to this Section shall be allocated on an equitable basis among the respective classes of retail, office, hotel, restaurant and residential occupants of the Palmer Square and Retail Center Area. For the purposes of this Section, Landlord’s operating costs shall include all amounts, costs of operation and expenditures (as hereinabove defined) which are identified as applicable and relating solely to the total leasable office floor area in the Palmer Square and Retail Center Area and that portion of the Common Areas reasonably allocable thereto, together with those items, amounts, costs and expenditures which (if they cannot be so specifically identified) are allocated on an equitably proportionate basis to said office floor area and Common Areas.

(c)                                  “Base Expense Year” shall be the 2012 calendar year.

(d)                                 “Operational Year” shall mean each calendar year after the Base Expense Year.

(e)                                  “Tenant’s Projected Share” shall mean Tenant’s Proportionate Share multiplied by Landlord’s written estimate of increase of Cost of Operation and Maintenance for the ensuing calendar year over the Base Expenses, said written estimate to be delivered by Landlord to Tenant during December of each year. Tenant’s Projected Share shall be divided by twelve (12) and shall be payable on the first of each month, starting on the Commencement Date by Tenant to Landlord as Additional Rent.

(f)                                   “Tenant’s Proportionate Share” shall be equal to 5.2 percent.

(g)                                  The term “Base Expenses” shall mean the annualized Cost of Operation and Maintenance for the Base Expense Year. For purposes of determining Tenant’s Proportionate Share of increase relating to increases in the Cost of Operation and Maintenance, the Base Expenses shall be deemed to have been incurred by Landlord during the Base Expense Year.

(ii)                                  (a)           After the expiration of the Base Expense Year and each Operational Year, Landlord shall furnish Tenant a written detailed statement prepared by Landlord of the Cost of Operation and Maintenance incurred for such Base Expense Year or Operational Year. During the period of sixty (60) days after receipt of Landlord’s Statement, Tenant may inspect the records of the material reflected in said Landlord’s Statement at a reasonable time mutually agreeable to Landlord and Tenant. Within sixty (60) days after receipt of such Statement for any Operational Year setting forth Tenant’s proportionate Share of any increase of Cost of Operation and Maintenance during such Operational Year over the Cost of Operation and Maintenance in the Base Expense Year (said increase being referred to herein as the “Cost Increase”), Tenant shall pay same (less the amount of Tenant’s Projected Share paid by Tenant on account thereof) to Landlord as Additional Rent.

(b)                                 Commencing with the First Operational Year, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Projected Share. If Landlord’s Statement at the end of the then Operational Year shall indicate that Tenant’s Projected Share exceeded Tenant’s Proportionate Share of Cost Increase, Landlord shall credit the amount of such excess against the subsequent payment of Additional Rent due hereunder or, refunded to Tenant if such excess occurs during the last Lease Year of the Term. If Landlord’s Statement shall indicate that Tenant’s Proportionate Share of Cost Increase exceeded Tenant’s Projected Share for the then Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord. If said Landlord’s Statement is furnished to Tenant after the commencement of such Operational Year, there shall be promptly paid by

Tenant to Landlord an amount equal to the portion of such payment allocable to the part of such Operational Year which shall have elapsed prior to the first day of the calendar month next succeeding the calendar month in which said Landlord’s Statement is furnished to Tenant.

(iii)                               If the Term shall expire on a date other than December 31st, any Additional Rent for the Lease Year in which the date of expiration of the Term shall occur shall be apportioned in that percentage which the number of days in the period from January 1st of such Lease Year to such date of expiration, both inclusive, shall bear to the total number of days in the calendar year in which such expiration occurs.

(a)                                 Landlord’s Statements shall be rendered to Tenant, but Landlord’s failure to render Landlord’s Statement with respect to any Operational Year or Landlord’s delay in rendering said Statement beyond two (2) years after any Operational Year shall not prejudice Landlord’s right to render a Landlord’s Statement with respect to that or any subsequent Operational Year. The obligations of Landlord and Tenant under the provisions of this Section with respect to any Additional Rent shall survive the expiration or any sooner termination of the Term. Landlord shall use its best efforts to deliver said Landlord’s Statements within one hundred twenty (120) days.

(b)                                 Each Landlord’s Statement shall be conclusive and binding upon Tenant unless within sixty (60) days after receipt of such Landlord’s Statement Tenant shall notify Landlord that it disputes the correctness of Landlord’s Statement, specifying the respects in which Landlord’s Statement is claimed to be incorrect. Pending the determination of such disputes hereinafter provided, Tenant shall pay Additional Rent in accordance with the applicable Landlord’s Statement, and such payment shall be without prejudice to Tenant’s position. In the event that Tenant disputes the computation set forth on Landlord’s Statement, Tenant shall have the right to retain an independent certified public accountant, at Tenant’s sole cost and expense, to inspect the records of the material reflected on said Statement and in the event said accountant determines that Landlord’s Statement was in error, the dispute shall be referred to arbitration in accordance with the Commercial Rules of the American Arbitration Association for expedited arbitration. If the dispute shall be determined in Tenant’s favor, Tenant shall be entitled to a credit against Additional Rent, including a credit for Tenant’s reasonable expenses incurred in hiring an accountant, thereafter payable in the amount of Tenant’s overpayment of Additional Rent resulting from compliance with Landlord’s Statement.

(iv)                              Notwithstanding anything to the contrary, in no event shall the aggregate credits allowable to Tenant in any Operational Year pursuant to this Section exceed the Additional Rent payable by Tenant pursuant to this Section, it being the intention of Landlord and Tenant that the Fixed Rent payable by Tenant hereunder shall not be reduced by reason of any decrease in the Cost of Maintenance and Operation.

B.            Real Estate Taxes.

(i)                                     Commencing with the First Operational Year (as defined in Subsection A.(i)(d) above, Tenant shall pay to Landlord, as Additional Rent, the increase over the Base Expense Year of Tenant’s Projected Share of all real estate taxes, ad valorem taxes and assessments, general and special assessments, taxes on real estate rental receipts, taxes on Landlord’s gross receipts, business use and occupancy taxes, business operations taxes, or any other tax imposed upon or levied against real estate or upon owners of real estate provided Tenant shall not be responsible for any inheritance tax, income tax or realty transfer tax as such rather than personalty generally, or payments made to a federal, state or local government authority by Landlord in lieu of any such taxes or assessments, payable with respect to or allocable to the entire tax lot of which the Leased Premises is a part, together with the reasonable cost (including fees of attorneys, consultants and appraisers) of any negotiation, contest or appeal pursued by Landlord in an effort to reduce any such tax, assessment or charge, the same being collectively referred to herein as “Taxes”, Tenant’s proportionate share of Taxes for any Tax Year shall be computed by multiplying the amount of such Taxes by a fraction, the numerator of which shall be the Floor Area of the Leased Premises and the denominator of which shall be the total Floor Area of all leaseable premises in the tax lot. For the Tax Year in which the Term commences or terminates, Tenant’s liability for its proportionate share of any Taxes shall be subject to a prorata adjustment based upon the number of days of such Tax Year falling within the Term.

(ii)                                  Tenant’s proportionate share of Taxes shall be paid by Tenant, in equal monthly installments, in such amounts as are estimated and billed for each Tax Year by Landlord at the commencement of the Term and at the beginning of each successive Tax Year during the Term, each such installment being due on the first day of each calendar month. Within sixty (60) days after Landlord’s receipt of tax bills for each Tax Year, or such reasonable (in Landlord’s determination) time thereafter. Landlord will certify to Tenant the amount of Taxes for the Tax Year in question and the amount of Tenant’s proportionate share thereof. The proportionate share of Taxes paid or payable for each Tax Year shall be adjusted between Landlord and Tenant, both Landlord and Tenant hereby agreeing that Tenant shall pay Landlord or Landlord shall credit Tenant’s account (or. if such adjustment is at the end of the Term, pay Tenant), as the case may be, within thirty (30) days of the aforesaid certification to Tenant, such amount necessary to effect such adjustment. The failure of Landlord to provide such certification within two (2) years of the time prescribed above shall not relieve Tenant of its obligations generally or for the specific Tax Year in which any such failure occurs.

(iii)                               The term “Tax Year” shall mean the twelve (12) full calendar months of the Term commencing with the January 1st immediately following the first day of the Term and shall end December 31st of such calendar year; thereafter, each Tax Year shall consist of successive periods of twelve (12) calendar months; provided, however, that the first Tax Year shall commence on the first day of the Term and terminate on the immediately following 31st day of December, and the last Tax Year shall terminate on the last day of the Term.

(iv)                              In addition to Tenant’s proportionate share of Taxes, Tenant shall pay to the appropriate agency any and all sales taxes, excise taxes and business use and occupancy taxes (not including, however, Landlord’s income taxes) levied, imposed or assessed by the State of New Jersey or any political subdivision thereof or other taxing authority, upon any Rental payable hereunder.

(v)                                 If, at any time following the execution of this Lease, the method or scope of taxation prevailing at the date of such execution shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that some other tax, levy or other imposition is substituted in whole or in part for the real estate taxes assessed against the Leased Premises on the date of execution of this Lease, then, and in such event, each and every such substituted tax or other imposition shall be payable and discharged by Tenant in the manner required pursuant to the law promulgating such tax or other imposition. If any such substitute tax or other imposition shall be in the form of an income tax or in the form of any other tax or imposition which the law promulgating the same shall require Landlord to pay, then Tenant shall pay Landlord, as Additional Rental, during the Term of this Lease, such amount as shall be equivalent to the amount by which the real estate taxes have been decreased or diminished. Such payments shall be made by Tenant to Landlord at such time or times as Landlord shall be required to pay such substitute taxes in accordance with law and with the provisions of this Lease.

(vi)                              It being Tenant’s obligation to pay all real estate taxes assessed against the Leased Premises, as provided elsewhere in this Lease, the parties recognize and acknowledge that the intent and purpose of this paragraph is to provide against and assure that Landlord does not suffer nor sustain any diminution in the Landlord’s gross receipts from the rental of the Leased Premises resulting from any change in the scope or form of taxation which has the effect of shifting any of Tenant’s obligations under this Lease, or any part thereof, to Landlord; and Tenant hereby agrees to protect Landlord against any such diminution in gross receipts as a result thereof, provided that Tenant shall not be responsible for taxes incurred by Landlord solely as a result of Landlord’s change in structure, entity or corporate make-up.

C.                                    Any Additional Rent payable pursuant to this Section also shall be collectible by Landlord in the same manner as Fixed Rent and Landlord shall have the same remedies for non-payment thereof as Landlord has hereunder for non-payment of Fixed Rent.

14.          Building Operation and Services.

A.                                    Landlord shall, subject to the conditions and limitations set forth in Sections 13, 15 and 16, furnish heat, ventilating, and air conditioning services as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Building during normal business operation, daily from 8:00 A.M. to 6:00 P.M., except Saturdays, Sundays and the following Holidays: New Year’s Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, Christmas Day, Presidents Day and Martin Luther King’s Birthday.

In the event Tenant’s use and occupancy requires additional air conditioning than presently exists, then, and in such event, the cost of the acquisition, installation, maintenance and usage costs of any supplementary air conditioning for all or any part of the Leased Premises shall be at Tenant’s sole cost and expense with all specifications, plans and contractor(s) requiring prior approval of Landlord. The additional electricity utility costs required for such supplementary air conditioning shall be separately metered by existing utility meters and billed solely to Tenant.

B.                                    Tenant shall pay, as Additional Rent, a charge of $65.00 per hour for each hour Landlord provides, at Tenant’s request, heat or air-conditioning, other than during the hours and on the days set forth above, which payment shall not be a credit to Tenant in calculating the Cost of Operation and Maintenance pursuant to Section 13.

C.                                    Cleaning shall be provided by Landlord through Landlord’s employees or independent contractors, in accordance with Schedule “G” attached hereto.

D.                                    Fully automatic passenger elevator service shall be provided for the use of all tenants and the general public for access to and from all floors of the Building.

E.                                    Elevator service for freight shall be supplied in conjunction with service to other tenants at reasonable times during business hours and at other times at reasonable charges by management in advance.

F.                                     Hot and cold water for normal public lavatory purposes only shall be provided. If the Tenant requires water for any additional purposes (including, but not limited to, private lavatory, kitchen and the like). Tenant shall pay the cost thereof as shown on a meter to be installed and maintained at Tenant’s expense to measure such additional consumption.

G.                                   Tenant shall be responsible for the electric energy which is required in the Leased Premises and shall pay the sum of $2.20 per square foot per year payable as Additional Rent in equal and successive monthly installments of $684.93. If at any time or times after the date of this Lease, the rates at which Landlord purchases electrical energy from the public utility corporation supplying electrical service to the Leased Premises or to the Building, or any charges incurred or taxes payable by Landlord in connection therewith, shall be increased or Tenant’s use of electricity shall materially increase, the electrical charge shall be increased upon Landlord’s demand in an annual amount which shall fairly reflect the estimated increase in the annual cost to Landlord of furnishing electrical service to Tenant under the provisions of this Lease. If within fifteen (15) days after any such demand Landlord and Tenant shall fail to agree upon the amount of such increase in the electrical charge, then, in lieu of such agreement, the estimated increase in the annual cost to Landlord of furnishing electrical service to Tenant under the provisions of this Lease shall be finally determined by an independent electrical engineer selected by Landlord, who shall certify such determination in writing to Landlord and Tenant. Landlord’s selection of an independent electrical engineer shall be subject to Tenant’s approval, which shall not be unreasonably withheld or delayed. If Tenant does not disapprove or consent to Landlord’s selection of an engineer within fifteen (15) days, such selection shall be deemed approved. The cost of such consultant shall be paid by Tenant. Following any such agreement or determination. Landlord and Tenant shall enter into a written supplementary agreement, in form satisfactory to Landlord, modifying this Lease by increasing the electrical charge for the remainder of the Term in an annual amount equal to such estimated increase in the annual cost to Landlord of furnishing electrical service to Tenant, as so agreed or determined. Any such increase in the electrical charge shall be effective as of the date of such demand and or inspection and survey and shall be retroactive to such date if necessary. Landlord reserves the right to install, at Landlord’s sole cost and expense, a sub-meter in the Leased Premises.

H.                                   Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished on the Leased Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity. Tenant’s use of electric energy in the Leased Premises shall not at any time exceed the capacity of any of the electric conductors and equipment in or otherwise serving the Leased Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord’s prior written consent in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment other than (i) copy machines, (ii) lamps, (iii) typewriters and similar small office machines which operate on a voltage not in excess of 110 or make any alterations or additions to the electric systems of the Leased Premises. Should Landlord grant such consent, all additional risers or other equipment required therefore shall be provided by Landlord and the reasonable cost thereof shall be paid by Tenant upon Landlord’s demand. As a condition to granting such consent. Landlord may require Tenant (i) to agree to an increase in the Annual Fixed Rent in an amount equivalent to the cost of the additional energy to be furnished to Tenant, or (ii) to cause a separate electric meter to be installed for the Leased Premises at Tenant’s sole cost and expense and to pay to Landlord, at rates as then payable to the public utility company supplying service to the Building, for all electricity consumed in the Leased Premises (without any adjustment in the Annual Fixed Rent by reason of such costs or expenses or installation or such payments).

I.                                        Landlord shall furnish and install at Tenant’s expense all replacement lighting tubes, lamps, bulbs, and ballasts required in the Leased Premises.

15.             Interruption in Operations or Services.

A.                                    In case there is any interruption in the furnishing of any operation or service as set forth in Section 14 herein. Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any abatement or reduction in Rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favour that such constitutes actual or constructive total or partial eviction.

B.                                    Landlord reserves the right to stop any operation or service when necessary by reason of accident or emergency, or until necessary repairs have been completed, provided, however, that in each instance of stoppage. Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

16.             Repairs.

A.                                    Landlord, at its expense, will make, or cause to be made structural repairs to exterior walls, structural columns and structural floors which collectively enclose the Leased Premises (excluding, however, all doors, door frames, windows and glass) and the roof over the Leased Premises: provided Tenant shall give Landlord notice of the necessity for such repairs and provided that the necessity for such repairs shall not have arisen from nor shall have been caused by the negligence or willful acts of Tenant, its agents, concessionaires, officers, employees, licensees, invitees or contractors, and the like.

B.                                    All repairs to the Leased Premises or any installations, equipment or facilities therein, other than those repairs required to be made by Landlord pursuant to Section 16 A or Section 25, shall be made by Tenant at its expense. (As set forth in Section 13, Landlord shall cause certain repairs and maintenance to be done, on Tenant’s behalf and as Tenant’s agent, for which Tenant shall remain responsible and for which Tenant shall pay, as provided in Section 13). Without limiting the generality of the foregoing,

Tenant shall keep the interior of the Leased Premises, together with all electrical, plumbing and other mechanical installations therein (other than items to be repaired by Landlord pursuant to Sections 13 and 16A), in good order and repair and shall make all replacements from time to time required thereto at its expense: Tenant will not overload the electrical wiring serving the Leased Premises or within the Leased Premises, and will install at its expense, subject to the provisions of Section 14, any additional electrical wiring which may be required in connection with Tenant’s apparatus. Any damage or injury sustained by any person because of mechanical, electrical, plumbing or any other equipment or installations whose maintenance, repair or cost shall be the responsibility of Tenant, shall be paid for by Tenant, and Tenant shall indemnify and hold Landlord harmless from and against all claims, actions, damages and liability in connection therewith, including but not limited to, attorneys’ and other professional fees, and any other costs which Landlord might reasonably incur (as Additional Rent).

C.                                    Tenant shall repair promptly, at its expense, any damage to the Leased Premises, and, upon demand, shall reimburse Landlord (as Additional Rent) for the cost of the repair of any damage elsewhere in the Building, caused by bringing into the Leased Premises any property for Tenant’s use, or by the installation or removal of such property regardless of fault or by whom such damage shall be caused (unless caused by Landlord, its agents, employees or contractors), and in default of such repairs by Tenant, at the expiration of five (5) days after notice to Tenant, Landlord may make or cause the same to be made and Tenant agrees to pay to Landlord promptly upon Landlord’s demand, as Additional Rent, the cost thereof with interest thereon at the Default Rate until paid.

D.                                    Tenant shall be responsible for and shall pay to Landlord, upon demand and as Additional Rent, all reasonable attorneys’, architectural, engineering and other professional fees and expenses incurred with respect to any and all review and approval regarding Tenant’s repairs to the Leased Premises including, but not limited to, Landlord’s in-house professionals and staff.

E.                                    Landlord shall not be liable by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations, additions or improvements in or to the Leased Premises or the Building or to any appurtenances or equipment therein. There shall be no abatement of Rent because of such repairs, alterations, additions or improvements.

F.                                     Landlord reserves the right at any time and from time to time to:

(i)                                     Make or permit changes in or revisions to the Palmer Square and Retail Center Area, including without limitation, additions to, subtractions from, rearrangements of, alterations of, modifications of or supplements to the building areas, walkways, parking areas, driveways or other Common Areas; and

(ii)                                  Construct other buildings or improvements in the Palmer Square and Retail Center Area and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining stories on any such building or buildings and to build adjoining same; and

(iii)                               Make or permit changes or revisions to the Building Complex, including additions and alterations thereto; and

(iv)                              Convey portions of the Palmer Square and Retail Center Area to others for the purpose of constructing thereon other buildings or improvements, including additions thereto and alterations thereof; provided, however, that no such changes, rearrangements or other construction shall reduce the parking area provided by Landlord below the number of parking spaces required by law to be provided for the Palmer Square and Retail Center Area.

G.                                   Landlord shall have the exclusive right to use all or any part of the roof of the Leased Premises for any purpose; to erect additional stories or other structures over all or any part of the Leased Premises; to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Leased Premises, provided that access to the Leased Premises shall not be denied; and to install, maintain, use, repair and replace within the Leased Premises pipes, ducts, conduits, wires and all other mechanical equipment serving other parts of the Palmer Square and Retail Center Area, the same to be in a location within the Leased Premises as will not unreasonably deny Tenant’s use thereof. Landlord may make any use it desires of the side or rear walls of the Leased Premises, provided that such use shall not encroach on the interior of the Leased Premises. Landlord shall use its best efforts so that all of the foregoing does not materially and adversely interfere with access to the Leased Premises. If Tenant is denied access for more than five (5) consecutive business days, and provided said has not been caused by Tenant, its agents, employees, contractors, subcontractors, or invitees, then, and in such event, Tenant’s obligation to pay Annual Fixed Rent shall abate for such period of time as Tenant is denied access.

17.          Relocation of Tenant. Landlord, at its sole expense, on at least ninety (90) days prior written notice, may require Tenant to move from the Leased Premises to another location of comparable size and decor in the Building in order to permit Landlord to consolidate the Leased Premises with other space leased or to be leased to another tenant provided, however, Tenant, by written notice to Landlord within thirty (30) days after the receipt of any such notice from Landlord, may elect not to move to the other space and in lieu thereof may terminate this Lease. In the event of any such relocation. Landlord will pay all the expenses of preparing and decorating the new premises so that it will be substantially similar to the Leased Premises and the expense of moving Tenant’s furniture and equipment to the relocated premises. From and after the date of such relocation, if the relocated space contains fewer square feet than the Leased Premises, then the Annual Fixed Rent specified in Section I hereof shall be reduced accordingly, but under no circumstances shall the Annual Fixed Rent be increased.

18.          Quiet Enjoyment. Tenant, upon paving the Annual Fixed Rent and all Additional Rent (Rent) herein provided for and, upon observing, keeping and performing all covenants, agreements and conditions of this Lease on Tenant’s part to be observed, kept and performed, shall quietly have and enjoy the Leased Premises throughout the Term of this Lease without hindrance or molestation by Landlord or by anyone claiming by, through or under Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

19.          Landlord’s Right of Entry. Landlord shall have the right to enter the Leased Premises upon reasonable notice to Tenant (except in case of emergency) to perform Landlord’s covenants as set forth in this Lease, to inspect and to insure Tenant’s compliance with the provisions of this Lease, to make any repairs, replacements or alterations to the Leased Premises or to the Building or to do any work which Landlord may deem necessary, to show the Leased Premises to prospective purchasers, and also, during the last six (6) months of the Lease Term, to show the Leased Premises to prospective Tenants.

20.          Surrender of Leased Premises. On the last day or sooner termination of the Term. Tenant shall quit and surrender the Leased Premises broom clean, in good condition and repair (reasonable wear and tear and damage by Acts of God, fire extended coverage perils excepted), together with all alterations, additions and improvements which may have been made in, on or to the Leased Premises, except moveable furniture or unattached moveable trade fixtures put in at the sole expense of Tenant; provided, however, that Tenant shall ascertain from Landlord at least thirty (30) days before the end of the Term, whether Landlord desires to have the Leased Premises or any part thereof restored to the condition in which it was originally delivered to Tenant and, if Landlord shall so desire, then Tenant, at its cost and expense, on or before the end of the Term, shall remove from the Leased Premises all of its property, together with any alterations, additions and improvements, the removal of which is requested by

Landlord, and any or all of such property not so removed shall, at Landlord’s option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant’s sole cost and expense, without further notice to or demand upon Tenant. If the Leased Premises be not surrendered as and when aforesaid. Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Leased Premises including, without limitation, the claims made by any succeeding occupant founded on such delay. Notwithstanding the foregoing, at the time Tenant requests Landlord’s consent for alterations, additions and improvements. Tenant may request that Landlord advise Tenant at the time of said request for consent if restoration of the Premises, at Tenant’s sole cost and expense, shall be required at the end of the Term. Tenant’s obligation under this Section shall survive the expiration or sooner termination of the Term.

21.          Miscellaneous Covenants. Tenant shall faithfully perform all of the covenants and conditions to be performed and observed by Tenant hereunder and, in addition to those covenants and conditions which are set forth elsewhere herein. Tenant agrees:

A.                                    To secure and maintain in effect any governmental approvals, licenses and permits as may be required for Tenant’s use and occupancy of the Leased Premises.

B.                                    Not to place, erect, maintain or display any sign or other marking of any kind whatsoever on the exterior surface of the walls of the Leased Premises or on any door which faces any common corridor or hallway (other than a sign identifying Tenant which Landlord shall supply), without the prior written approval of the Landlord, and not to install nor replace any entrance door or other door facing on any common corridor or hallway other than the standard door supplied by Landlord without the prior written approval of Landlord.

C.                                    Not to use or place any curtains, blinds, drapes, coverings or signs over any exterior windows or upon the window surfaces as would be visible from the outside of the Building without the prior written approval of Landlord.

D.                                    Without the prior written consent of Landlord, not to place within the Leased Premises nor bring into the Building any machinery, equipment or other personalty other than customary office furnishings, copying machines and small machinery such as typewriters and other similar items of office equipment, not bring into the Leased Premises nor permit to remain there any item of equipment or machinery or other personalty having a weight in excess of the floor bearing capacity reasonably determined by Landlord; and in the event Tenant does place or bring in machinery, equipment or personalty other than that provided for above. Landlord may require Tenant to pay all costs of all structural and other alterations, changes or additions required to be made to the Leased Premises and Building, in the sole judgment of Landlord, for the safe support of such machinery, equipment or personalty, together with all costs of engineering or other studies required in the sole judgment of Landlord, to determine the required structural and other alterations, changes or additions.

E.                                    To keep the Leased Premises in good order, condition and repair, reasonable wear and tear excepted, making all repairs and replacements of whatever nature as may be required in order to do so.

F.                                     No X-ray, nuclear or other radiation type equipment or materials shall be used or stored in or about the Leased Premises, the Building or the common areas unless all municipal, state and federal laws, rules and regulations applicable to the use and/or storage of such equipment or materials have been complied with and the Leased Premises or other place where such equipment or materials are to be used or stored has been provided with such shielding as may be necessary to prevent any harmful radiation or penetration beyond the confines of the Leased Premises or other place.

G.                                   Tenant shall not contract for any work or service which might involve the employment of labour incompatible with the employees of the Building Complex, Palmer Square, Palmer Square North, Palmer Square East or Palmer Square West Areas, including, but not limited to all retail, office, restaurant, hotel, residential and common areas (hereinafter collectively) referred to as “Palmer Square”) or with employees or subcontractors of contractors doing work or performing services by or on behalf of the Landlord, or tenants or other owners of property in Palmer Square. Tenant shall not perform or omit to perform any act, or permit any party with whom Tenant has contracted for work or service in or about Palmer Square, to perform or omit to perform any act which constitutes an unfair labour practice, or which shall create or prolong any labour dispute, or which shall cause a disruption in the operation of Palmer Square, or discourage the passage of customers or business invitees to and from Palmer Square or otherwise interfere with the beneficial use and enjoyment of the space leased to, occupied by or being improved or constructed by any other tenant of Palmer Square or Landlord or other owners of property in Palmer Square.

22.          Rules and Regulations. Tenant covenants and agrees that Tenant, its employees, agents, servants, invitees, licensees, contractors, and the like, shall observe faithfully and comply strictly with, the Rules and Regulations contained in Schedule “H” attached and made a part hereof, and such other and further reasonable Rules and Regulations as Landlord or Landlord’s agents may, after notice to Tenant, from time to time adopt. Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or such tenant’s servants, employees, agents, invitees, licensees, contractors and the like.

23.          Performance of Tenant’s Covenants. If Tenant fails to perform any covenant or observe any condition to be performed or observed by Tenant hereunder or acts in violation of any covenant or condition hereof and, except with respect to covenants regarding the payment of Annual Fixed Rent or Additional Rent (any other sums due under this Lease), after Tenant having received notice from Landlord of such default, so long as Tenant is not proceeding diligently to correct or cure such default. Landlord may, but shall not be required on behalf of Tenant, perform such covenant and/or take such steps, including entering upon the Leased Premises, as may be necessary or appropriate to meet the requirements of any such covenant or condition, provided that Landlord shall have given Tenant at least ten (10) days prior notice of Landlord’s intention to do so, unless an emergency situation exists in which case Landlord shall have the right to proceed immediately: and all costs and expenses incurred by Landlord in so doing, including, without limitation, reasonable attorneys’ and other professional fees and expenses, shall be paid by Tenant to Landlord upon demand, plus interest at the Default Rate from the date of expenditure(s) by Landlord, as Additional Rent. Landlord’s proceeding under the rights reserved to Landlord under this Section shall not in any way prejudice or waive any rights as Landlord might otherwise have against Tenant by reason of Tenant’s default.

24.          Eminent Domain.

A.                                    In the event of exercise of the power of eminent domain whereby (i) such portion of the Building is taken that access to the Leased Premises is permanently impaired thereby and reasonably alternate access is not promptly provided by Landlord or (ii) all or substantially all of the Leased Premises or the Building is taken, or (iii) if less than substantially all of the Building is taken but Landlord, acting in good faith, determines that it is economically unfeasible to continue to operate the uncondemned portion as a first-class office building, then in the case of (i) or (ii), either party and in the case of (iii). Landlord shall have the right to terminate this Lease as of the date when possession of that part which was taken is required to be delivered or surrendered to the condemning authority; and in such case all Rent and other charges shall be adjusted to the date of termination. The foregoing right of termination shall be applicable to the taking of any estate or interest whatsoever which, as a matter of law, would deprive the Landlord or Tenant of the right to possession (in common with others, as to common areas of the Building) for any period in excess of ninety (90) days from the date of taking, whether or not the taking be in fee for a term of years or of any other estate or interest; and a taking shall include the transfer of title or of any interest in the Building by deed or other instrument in settlement of or in lieu of transfer by operation of law incident to condemnation proceedings.

B.                                    Tenant shall have no right to participate nor share in any condemnation claim, damage award or settlement in lieu thereof with respect to any taking of any nature; provided, however, that Tenant shall not be precluded from claiming or receiving payment for Tenant’s relocation and moving expenses as may be permitted under applicable law so long as the amount of same is not subtracted from the award which Landlord is entitled to receive.

25.          Casualty Damage.

A.                                    In the event of damage to or destruction of the Leased Premises caused by fire or other casualty, or of the entrances and other common facilities necessary to provide normal access to the Leased Premises or to other portions of the Building or its equipment, which portions and equipment are necessary to provide services to the Leased Premises in accordance herewith, provided not caused by or attributable to any act or omission of Tenant, its servants, employees, agents, invitees, contractors, and the like, Landlord shall undertake to make repairs and restorations as hereafter provided unless this Lease be terminated by Landlord.

B.                                    If the Leased Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty or if the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord’s opinion, be required (whether or not the Leased Premises shall have been damaged by such fire or other casualty), then in any of such events Landlord may, at its option, terminate this Lease by giving Tenant thirty (30) days notice of such termination, which notice shall be given within ninety (90) days after the date of such damage.

C.                                    If the damage is of such nature or extent, in Landlord’s sole judgment, that more than one hundred eighty (180) consecutive days, after commencement of the work, would be required (with normal work crews and hours) to repair and restore the part of the Leased Premises or Building which has been damaged. Landlord shall so advise Tenant within a reasonable time after said determination, and either party, for a period of ten (10) days thereafter, shall have the right to terminate this Lease by notice to the other, as of the date specified in such notice, which termination date shall be no later than thirty (30) days after the date of such notice.

D.                                    In the case of damage to the Leased Premises not caused by the negligence or other tortious acts of Tenant, its agents, employees, contractors, invitees or licensees, or the like, which is of a nature or extent that Tenant’s continued occupancy is substantially impaired, the Annual Fixed Rent otherwise payable by Tenant hereunder shall be equitably abated or adjusted for the duration of such impairment, after and if such continues for thirty (30) continuous business days.

E.                                    In connection with the foregoing. Landlord, if Landlord elects to repair and restore, shall restore the Leased Premises to substantially its condition prior to the occurrence of the damage, provided that Landlord shall not be obligated to repair or restore any alterations, additions or fixtures which

Tenant may have installed (whether or not Tenant has the right or the obligation to remove the same or is required to leave the same on the Leased Premises as of the expiration or earlier termination of the Lease) unless Tenant, in a manner satisfactory to Landlord, assures payment in full of all costs as may be incurred by Landlord in connection therewith. If there be any such alterations, fixtures or additions and Tenant does not assure or agree to assure payment of the cost of restoration or repair as aforesaid, Landlord shall have the right to determine the manner in which the Leased Premises shall be restored so as to be substantially as the Leased Premises existed prior to the damage occurring, as if such alterations, additions or fixtures had not then been made or installed.

F.                                     Anything to the contrary in this Lease notwithstanding, expressed or implied. Landlord shall have no liability to Tenant for and shall have no duty to repair, replace or restore any damage whatsoever to Tenant’s personal property or Tenant’s alterations occurring as a result of fire or other casualty or leakage or seepage of water or any other liquid from any source whatsoever, or breakage of any pipes, mains or other plumbing located in or about the Building, or snow, frost, steam, excessive heat or cold, falling plaster, sewage, gas, odors, noise, or by air conditioning or heating apparatus. Furthermore Landlord has no obligation to repair or restore in event of casualty or damage caused by an event which is uninsured or for which payment will not be made by an insurance company.

26.          Brokerage. Tenant represents that in the negotiation of this Lease it dealt with no real estate broker or salesman except Triad Properties LLC. Tenant hereby agrees to indemnify Landlord and hold it harmless from any and all losses, damages and expenses arising out of any inaccuracy or alleged inaccuracy of the above representation, including court costs and attorneys’ fees. Landlord shall have no liability for brokerage commissions arising out of a sublease by Tenant and Tenant shall and does hereby indemnify Landlord and hold Landlord harmless from any and all liability for brokerage commissions arising out of any such sublease. Landlord shall pay the commissions of Triad Properties LLC pursuant to separate agreement.

27.          Advance Rent and Security Deposit.

A.                                    Landlord acknowledges receipt from Tenant of the Advance Rent ($12,453.33), which shall be paid upon execution of the within Lease by Tenant, and shall be held by Landlord as security for the performance by Tenant of all obligations imposed under this Lease which Tenant is required to perform prior to the commencement of the Term. If such sum is not paid within three (3) days of Tenant’s execution of this Lease, Landlord shall have the option to terminate this Lease without any liability to Tenant. Upon commencement of the Term, said Advance Rent shall be applied towards Tenant’s first monthly installment of Annual Fixed Rent.

B.                                    Upon execution of the within Lease. Tenant shall deposit with Landlord the sum of $49,813.32 (the “Security Deposit”) which sum equals four (4) months’ Annual Fixed Rent under this Lease, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. In the event that Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including without limitation, the payment of Fixed Rent and Additional Rent. Landlord may use apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Fixed Rent, Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including, without limitation, all reasonable attorneys’ and other professional fees and expenses and any damages or deficiency in reletting the Leased Premises accrued before or after any summary proceedings or other re-entry by Landlord.

C.                                    In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit except as same may have been applied by Landlord in accordance with this Lease, shall be returned to Tenant within forty-five (45) days after the Expiration Date or such earlier termination date of this Lease, provided such earlier termination is not due to Tenant’s default, and after Tenant has delivered entire possession of the Leased Premises to Landlord in accordance with all of the terms and provisions of this Lease.

D.                                    Tenant agrees that in the event Landlord applies any portion of the Security Deposit in accordance with the provisions of this Lease. Tenant shall immediately upon demand of Landlord reimburse or pay Landlord for the amount of the Security Deposit so applied or for the increase in Fixed Rent so that the amount constituting the Security Deposit during the Term of this Lease shall always be equal to four (4) months’ Annual Fixed Rent.

E.                                    In the event of a sale of the Building or leasing of the Building, or of the portion of the Building in which the Leased Premises is located. Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit, and Tenant agrees to look, solely to the new Landlord for the return of the Security Deposit and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord.

F.                                     Tenant further agrees that it will not assign or encumber or attempt to assign or encumber the monies constituting the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance or attempted assignment or encumbrance.

28.          Mortgagee and Other Agreements.

A.                                    In the event any person, firm, corporation or other entity who is a party to any instrument to which this Lease is subject or subordinate including, but not limited to, the Lease Agreement referred to in Section 33, and any mortgage now or hereafter placed upon the Building or parcel of land on which it is erected or on any interest created therein) or their successor(s), succeed thereunder to the interest of the Landlord hereunder in the Building or parcel of land on which it is erected or acquires the right to possession of the Building or parcel of land on which it is erected, such person, firm, corporation or other entity shall not be (i) liable for any act or omission of the party named above as Landlord under this Lease; (ii) liable for the performance of Landlord’s covenants hereunder which arise and accrue prior to such person, firm, corporation or other entity succeeding to the interest of Landlord hereunder or acquiring such right to possession; (iii) subject to any offsets or defenses which Tenant may have at any time against Landlord; (iv) bound by any Rent which the Tenant may have paid previously for more than one month; and (v) in the event the unexpired Term of this Lease exceeds three (3) years at the time of such succession or acquisition of the right to possession, shall not be bound by any amendment or modification hereof relating to the reduction of Rent, shortening of Term, or effecting a cancellation or surrender hereof and made without the consent of such person, firm, corporation or other entity.

B.                                    Tenant agrees, from time to time as may be requested by Landlord, to execute, acknowledge and deliver to Landlord all or any of the following; an agreement to recognize and attorn to any mortgagee or party holding a similar encumbrance now or hereafter placed on the Leased Premises, or any part thereof; an agreement certifying to such party as the Landlord reasonably may designate, including any mortgagee, that this Lease is in full force and effect and that Tenant has no defense, offsets or counterclaims hereunder or otherwise against Landlord with respect to this Lease or the Leased Premises (or if any of the foregoing not be the case, specifying in reasonable detail the extent and nature thereof) and the date to which Rent has been paid: and any other instrument as may be reasonably requested to be executed by Tenant by any mortgagee of the parcel of land, Building or any interest therein, so long as the rights of Tenant as provided for by this Lease are not materially affected by any such other instrument.

C.                                    Notwithstanding the execution and delivery of the within Lease Agreement by Landlord, this Lease, and the respective rights and obligations of Landlord and Tenant hereunder, are expressly subject to the approval of all of the terms and provisions of this Lease by Landlord’s interim and permanent lenders.

29.          Subordination.

A.                                    This Lease and the estate, interests and rights hereby created are subordinate to any mortgage now or hereafter placed upon the said parcel of land, the Building or any interest therein including, without limitation, any mortgage on any leasehold estate and subordinate to all renewals, modifications, consolidations, replacements and extensions of same as well as any substitutions thereof.

B.                                    In the event that a bona fide institutional lender shall request reasonable modifications in this Lease, as a condition of providing Landlord with financing for the construction of any alterations or improvements of the Leased Premises. Building, Palmer Square and Retail Center Area, then Tenant shall not unreasonably withhold or delay its written consent to such modifications provided that same do not materially increase the obligations of Tenant hereunder or materially adversely affect either the leasehold interest hereby created or Tenant’s use and enjoyment of the Leased Premises.

C.                                    Tenant, if requested by landlord, shall execute any such instruments in recordable form as may be reasonably required by Landlord in order to confirm or effect the subordination of this Lease in accordance with the terms of this Section and any other Section herein; and agrees that in the event any person, firm, corporation or other entity acquires the right to possession of the land and the Building free of the leasehold interest of the Landlord aforesaid, including any mortgagee or holder of any estate or interest having priority over this Lease. Tenant shall, if requested by such person, firm, corporation or other entity, attorn to and become the Tenant of such person, firm, corporation or other entity upon the same terms and conditions as are set forth herein for the balance of the Lease Term hereof.

D.                                    Tenant agrees to give any mortgagee of Landlord, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified of the address of such mortgagee. Tenant further agrees that if Landlord shall fail to cure such default within the time allowed by this Lease, then such mortgagee shall have an additional thirty (30) days within which to cure such default (but shall in no event be obligated to cure such default), or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days such mortgagee has commenced and diligently pursued the remedies necessary to cure such default in which event Tenant shall continue to be bound by the terms of this Lease while such remedies are being so diligently pursued.

30.          Assignment and Subletting.

A.                                    Tenant shall not assign this Lease, in whole or in part, nor sublet all or any part of the Leased Premises, nor license concessions or lease departments therein, without first obtaining the written consent of Landlord, which consent may be withheld in the sole and absolute discretion of Landlord. This prohibition includes any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant’s corporate or proprietary structure, or an assignment, subletting to or by a receiver or trustee in any federal or state bankruptcy, insolvency, or other proceedings. Consent by Landlord to any assignment or subletting shall not constitute a waiver of any obligation of the Tenant to Landlord (it being understood that Tenant shall remain liable notwithstanding any assignment or subletting) nor shall consent by the Landlord constitute a waiver of the requirement for such consent to any subsequent assignment or subletting.

B.                                    Notwithstanding subparagraph A above, if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code. 11 U.S.C.. § 101 et seq. (the “Bankruptcy Code”), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord and shall be and remain the exclusive property of Landlord or of the estate of Landlord within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

C.                                    If Tenant is a corporation or partnership (other than a corporation, the outstanding voting stock of which is listed on a “national securities exchange”, as defined in the Securities Exchange Act of 1934) and at any time after the execution of this Lease any part or all of the corporate or partnership shares of interest shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency, or other proceedings) so as to result in a change in the present control of said corporation or partnership by the person or persons now owning a majority of said corporate or partnership shares or interest. Tenant shall give Landlord notice of such event within fifteen (15) days from the date of such transfer. In such event and whether or not Tenant has given such notice. Landlord may elect to terminate this Lease, at any time thereafter, by giving Tenant notice of such election, in which event this Lease and the rights and obligations of the parties hereunder, shall cease as of a date set forth in such notice which date shall not be less than sixty 60 days after the date of such notice. In the event of any such termination, all Rent (other than any Additional Rent due Landlord resulting from Tenant’s failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

D.                                    The acceptance by Landlord of the payment of Rent following any assignment or other transfer prohibited by this Section shall not be deemed to be a consent by Landlord to any such assignment or other transfer nor shall the same be deemed to be a waiver of any rights or remedy of Landlord hereunder.

E.                                    In the event that Landlord consents to a subletting of the Leased Premises, or any assignment of this Lease by Tenant. Landlord shall be entitled to recapture and receive payment from Tenant of any profit realized by Tenant from assignment of the Lease or subletting of the Leased Premises at a Rent greater than the Rent reserved hereunder. Tenant shall pay am such profit to Landlord promptly upon its receipt by Tenant, whether it is received in monthly or other periodic payments or in a lump sum. For purposes of this Section “profit” shall refer to the difference between: (i) all payments made by a subtenant or assignee to Tenant as Rent or otherwise under or in connection with said assignment or sublease: and (ii) the costs and expenses paid by Tenant in connection with said assignment or sublease including the Annual Fixed Rent and Additional Rent payable hereunder with respect to the assigned or sublet space and the reasonable brokerage, legal and alteration expenses, if any, incurred in connection with said assignment or sublease, calculated as if amortized over the Lease Term. Promptly after the commencement of any such assignment or sublease Tenant shall deliver to Landlord a statement of the expenses incurred in connection with the assignment or subletting and payments of the profit in connection therewith shall be made monthly as Additional Rent hereunder.

F.                                     Notwithstanding the foregoing. Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Leased Premises, or any portion thereof, subject to compliance with all of the conditions enumerated below:

(i)                                     The transferee shall use the Leased Premises only for the Permitted Use; and

(ii)                                  Any such assignee/subtenant shall have had substantial business experience, shall be of a character and reputation which is in keeping with the reputation of Tenant and the reputation of Palmer Square as a location for an outstanding business occupancy, and shall be financially credit-worthy and qualified to carry on such business in the Leased Premises: and

(iii)                               The present Tenant shall remain fully and completely liable for the performance of all of the terms, covenants, conditions and provisions of the Lease and Schedules on the part of Tenant to be observed and performed: and

(iv)                              Any such assignment/subletting shall be subject to all other terms of the Lease specifically applicable to assignments sublets: and

(v)                                 Tenant shall provide Landlord with not less than thirty (30) days prior written notice of its intention to assign the Lease or to sublet the Premises and, with such notice, provide Landlord with all documents and other written information required hereunder: and

(vi)                              Tenant shall not be in default of the Lease on both the notice date and the assignment date or the effective date of am proposed subletting: and

(vii)                           The proposed assignee/subtenant shall have agreed in writing to observe and perform all of the obligations of the Lease on the part of the Tenant from and after the assignment subletting: and

(viii)                        A copy of the assignment/sublease and the original assumption agreement (both in form and content satisfactory to Landlord) fully executed and acknowledged by the assignee/sublessee shall be delivered to the Landlord not less than ten (10) days prior to the effective date of such assignment/subletting; and

(ix)                              Any such assignment/sublease agreement shall contain an express and specific prohibition against any additional assignment or sublease, in whole or in part, by such assignee or sublessee; and no further assignment/sublease shall be permitted other than in accordance with these provisions; and

(x)                                 Tenant shall reimburse Landlord for Landlord’s reasonable attorneys’ fees for the examination of and/or preparation of any documents in connection with such assignment/subletting; and

(xi)                              Such assignee/subtenant shall not be an affiliate of Landlord or an existing tenant of Landlord nor one with whom Landlord, or any of its affiliates, is negotiating with for space; and

(xii)                           Any assignment/subletting by Tenant without first having obtained Landlords written consent shall render said assignment/sublet, at Landlord’s discretion, null and void.

31.          Default.

A.                                    Any other provisions in this Lease notwithstanding, if (i) Tenant fails to pay any Rent or other sum of money due hereunder when due or (ii) Tenant either fails to initially use and occupy the Leased Premises or subsequently vacates the Leased Premises, or (iii) Tenant fails to observe or perform any of the other Tenant covenants or agreements herein contained, other than a default involving the payment of money, and such failure continues after notice for more than fifteen (15) days and such additional time, if any, as is reasonably necessary to cure such failure, provided that Tenant has diligently commenced to cure and is continuing to prosecute said cure to completion, or (iv) Tenant is in default under Section 31 C. or (v) Tenant makes any assignment for the benefit of creditors, or (vi) Tenant commits an act of bankruptcy or files a petition or commences any proceeding under any bankruptcy or insolvency law. or (vii) a petition is filed or any proceeding is commenced against Tenant under any bankruptcy or insolvency law and such petition or proceeding is not dismissed within thirty (30) days, or (viii) Tenant is adjudicated a bankrupt, or (ix) Tenant by any act indicates its consent to, approval of or acquiescence in. or a court approves, a petition filed or proceeding commenced against Tenant under any bankruptcy or insolvency law. or (x) a receiver or other official is appointed for Tenant or for a substantial part of Tenant’s assets or for Tenant’s interest in this Lease, or (xi) any attachment or execution against a substantial part of Tenant’s assets or of Tenant’s interests in this Lease remains unstayed or undismissed for a period of more than ten (10) days, or (xii) a substantial part of Tenant’s assets or of Tenant’s interest in this Lease is taken by legal process in any action against Tenant, or (xiii) Tenant fails to pay to any federal, state or local agency any taxes claimed by such agency, then, in any such event, Tenant shall be deemed to be in default hereunder, and Landlord may, if the Landlord so elects, at any time thereafter, terminate this Lease and the tenancy created hereby, by giving three (3) days’ notice of such election to Tenant and/or Landlord may re-enter the Leased Premises, by summary proceedings or otherwise, and may remove Tenant and all other persons and property from the Leased Premises, and may store such property in a public warehouse or elsewhere (at the cost of or the account of Tenant) with or without resort to legal process and without Landlord being deemed guilty of trespass or conversion or becoming liable for any loss or damage occasioned thereby or otherwise being liable to prosecution therefor.

B.                                    In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the termination of this Lease by Landlord or by reason of the re-entry of the Landlord under the terms and covenants contained in this Lease or by reason of the summary dispossess or ejectment of the Tenant by summary proceedings, or otherwise, or after the abandonment of the Leased Premises by the Tenant, the Tenant shall remain liable and shall pay in monthly payments the Fixed Rent and Additional Rent which accrues subsequent to the cessation or termination of the relationship of Landlord-Tenant, and the Tenant shall pay as damages for the breach of the covenants contained in this Lease the difference between the Fixed Rent and Additional Rent reserved and the Rent collected and received, if any, by the Landlord, during the remainder of the unexpired Term, such difference or deficiency between the Fixed Rent and the Additional Rent reserved and the Rent collected, if any, shall become due and payable in monthly payments during the remainder of the unexpired Term, as the amounts of such difference or deficiency shall from time to time be ascertained. In the event the Landlord relets the Leased Premises during any such unexpired period of the Tenant’s Lease, for Rent in excess of that due under the within Lease, Landlord need not credit such excess Rent against any unpaid Fixed Rent or Additional Rent owed by the Tenant. In addition, Tenant shall indemnify Landlord during the remaining period before this Lease would otherwise expire against all loss or damage suffered by reason of such default, cessation or termination, including but not limited to, all costs, salaries, fees, commissions and expenses of reletting as well as all reasonable attorneys’ and other professional fees, expenses and costs incurred by Landlord in pursuit of its remedies hereunder.

C.                                    If Tenant shall default in the payment of any installment of Rent hereunder, Tenant shall deliver to Landlord within five (5) business days after demand a balance sheet of Tenant as of a date not more than thirty (30) days prior to the first day of the month during which said installment of Rent was due hereunder, certified by Tenant’s President or Chief Financial Officer to present fairly the financial position of Tenant as of the date of such balance sheet. If Tenant fails to deliver its balance sheet in accordance with the provisions of the preceding sentence, Tenant shall be conclusively deemed to be in default under the first sentence of this subparagraph. The obligations of Tenant under this subparagraph are a material obligation of Tenant’s tenancy under this Lease.

D.                                    Landlord shall have all rights and remedies now or hereafter existing at law with respect to the enforcement of Tenant’s obligations hereunder and the recovery of the Leased Premises, including without limitation, those set forth in N.J.S.A. 2A:18-53, as amended, and all amendments, modifications and substitutions thereof hereafter enacted. No right or remedy herein conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law, Landlord shall be entitled to injunctive relief in case of the violation, or attempted violation, of any covenant, agreement, condition or provision f this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.

E.                                    Nothing herein contained shall limit or prejudice the right of Landlord by reason of such default to exercise any or all rights or remedies available to Landlord by reason of such default or to prove and obtain in proceedings under any bankruptcy or insolvency laws, an amount equal to the maximum allowed by any law in effect at the time when, and governing the proceedings in which, the damages are to be proven, whether or not the amount be greater, equal to, or less than the amount of the loss of damage referred to above.

32.          Landlord’s Option to Terminate Lease.

DELETED PRIOR TO EXECUTION

33.          Underlying Leases and Estates. This Lease and the estate, interests and rights hereby created shall be and remain subject and subordinate to any and all underlying agreements, leases or other instruments and to any extension or modifications thereof by virtue of which the Landlord is or may be entitled to possession of the Building and parcel of land on which it is erected.

34.          Successors and Assigns. The obligations of this Lease shall be binding upon and inure to the benefit of the parties hereunder and their respective successors and assigns; provided that Landlord, and each successive owner of the Building, shall be liable only for obligations accruing during the period of its ownership or interest.

35.          Waivers. No delay or forbearance by Landlord in exercising any right or remedy hereunder or in undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord’s rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter.

36.          Waiver of Jury Trial and Counterclaim. It is mutually agreed by and between Landlord and Tenant that the respective parties shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant. Tenant’s use of or occupancy of said Leased Premises and/or any claim of injury or damage and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Rent. Tenant will not interpose any counterclaim or defense in the nature of setoff, of whatever nature or description in any such proceeding. Notwithstanding the foregoing, Tenant shall be permitted to interpose mandatory counterclaim.

37.          Severability. Each covenant and agreement in this Lease shall for all purposes be construed to be a separate and independent covenant or agreement. If any provision in this Lease or the application thereof shall to any extent be invalid, illegal or unenforceable, the remainder of this Lease and the application of such provision other than that which is invalid, illegal or unenforceable, shall not be affected thereby: and such provisions in this Lease shall be valid and enforceable to the fullest extent permitted by law.

38.          Notices. All notices or other communications required or permitted hereby shall be effective only if the same are in writing and are signed by the party giving the notice or by an agent or other person authorized in writing to so act on behalf of such party. Notices to Tenant may be given by leaving same at the Leased Premises during business hours or by registered or certified mail, return receipt requested; or by a reputable overnight courier, with copies to Bruce M. Cohen, Esquire, Cohen & Frankel LLP, 11 East 44th Street, Suite 1800, New York, New York 10017, and notices to Landlord may be given either by delivery to Landlord at the address stated above or by registered or certified mail, return receipt requested, or by a reputable overnight courier, with copies to Stuart B. Dember, Esquire. Fox Rothschild LLP, 997 Lenox Drive, Building 3, Lawrenceville, New Jersey 08648. All notices shall be deemed given unless specified herein, on the date when the same are delivered, if delivered, or on the date when the same are deposited in the mail.

39.          Amendment and Modifications. This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof: all negotiations, considerations and representations between the parties have been incorporated herein. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a writing signed by the party against whom the modification is enforceable.

40.          Bankruptcy.

A.                                    In the event that Tenant becomes the subject debtor in a case pending under the Bankruptcy Code or in any Bankruptcy Court or Division, Landlord’s right to terminate this Lease shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this Lease. To the extent permitted or allowed by law, the Trustee shall not have the right to assume or assign this Lease until the Trustee (i) promptly cures all defaults under the Lease, (ii) promptly compensates Landlord for monetary damages incurred as a result of such default, and (iii) provides “adequate assurance of future performance” which shall mean (in addition to any other statutory requirements) that all of the following have been satisfied: (i) in addition to Rent payable under the Lease the Trustee shall establish with Landlord a Security Deposit equal to three (3) months’ Fixed Rent; (ii) maintain said Security Deposit in said amount whenever it is drawn upon by Landlord: (iii) Trustee must agree that Tenant’s business shall be conducted in a first-class manner: (iv) the use of the Leased Premises cannot change. If all the foregoing are not satisfied Tenant shall be deemed not to have provided Landlord with adequate assurance of future performance of this Lease.

B.                                    In addition, if Tenant becomes the subject debtor under the Bankruptcy Code or in any Bankruptcy Court or Division, any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, 11 U.S.C., § 101 et seq., shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

41.          Industrial Site Recovery Act/Site Remediation Reform Act.

A.                                    Tenant shall, at Tenant’s own expense, comply with the Site Remediation Reform Act. N.J.S.A. 58:10C-1. et seq. (“SRRA”) and the Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq. (“ISRA”) and any amendments thereto as well as the regulations promulgated thereunder. Tenant shall not, however, have any obligation or liability whatsoever in respect of any spill or discharge of hazardous substances or wastes or any other non-compliance with SRRA and ISRA which is caused by any person other than Tenant. Tenant shall, at Tenant’s own cost and expense, make all submissions to, provide all information to, and comply with all requirements of, the Industrial Site Evaluation Element (“The Element” of the New Jersey Department of Environmental Protection (“NJDEP”). Should the Element or any other division of NJDEP determine that a clean up plan be prepared and that a clean up be undertaken because of any spills or discharges of hazardous substances or wastes at the Premises occurring or arising from Tenant’s use and occupancy, then Tenant shall, at Tenant’s own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Tenant’s obligations under this paragraph shall arise if there is any closing, terminating or transferring of Tenant’s operation at the Premises pursuant to SRRA and ISRA or other triggering event by Tenant. At no expense to Landlord, Tenant shall promptly provide all information reasonably requested by Landlord for preparation of any affidavits and required submissions pursuant to SRRA and ISRA, and shall promptly sign such affidavits when reasonably requested by Landlord. Tenant shall indemnify, defend and save harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges or hazardous substances or wastes at the Premises occurring or arising from Tenant’s use and occupancy, and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant’s failure to comply with this Paragraph. Tenant’s obligations and liabilities under this Paragraph shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes by Tenant at the Premises occurring or arising from Tenant’s use and occupancy. Tenant’s failure to abide by the terms of this Paragraph shall be restrainable by injunction.

B.                                    Landlord shall, at Landlord’s own expense, comply with SRRA and ISRA in all instances beyond Tenant’s responsibility as set forth above. To the extent the Element or any other Division of NJDEP requires information from Landlord. Landlord shall promptly provide all information requested. Should the Element or any other Division of NJDEP determine that a clean up plan be prepared and that a clean up be undertaken because of any spills or discharges of hazardous substances or waste at the Premises, by any party other than Tenant, then and in such case. Tenant shall not be responsible and the party who is responsible. Landlord, other tenant or other party, shall, at its own expense prepare and submit required plans and financial assurances and carry out the approved plans. Landlord shall indemnify, defend and save harmless Tenant from all fines, suits, procedures, claims and actions of any kind arising out of or any way connected with any spillages, discharges of hazardous substances or waste or other action by Landlord at the Premises and not occurring or arising from Tenant’s use and occupancy, and from all fines, suits, procedures, claims and actions of any kind arising out of Landlord’s failure to comply with this Paragraph. Landlord’s obligations under this Paragraph shall survive the expiration or termination of this Lease. Landlord’s failure to abide by the terms of this Paragraph shall be restrainable by injunction.

C.                                    In the event any of the foregoing Tenant’s obligations have not been complied with, then and in such event. Tenant shall be responsible to continue to pay monthly Base Rental and all Additional Rental until said NJDEP approval is delivered to Landlord, notwithstanding Tenant may not be in possession. The monthly Base Rental Tenant shall be required to pay hereunder shall be double the Base Rental for the last month of the Term.

D.                                    In the event that Landlord shall require from Tenant information and evidence of Tenant’s North American Industry System Code (“NAICS”), the nature of Tenant’s business being operated upon the Leased Premises, the use Tenant made of the Leased Premises or like information to be submitted to NJDEP or any successor governmental department or agency in connection with a proposed sale, leasing, exchange, financing, refinancing or other disposition of the Leased Premises, or of any part thereof, or of the building in which or land upon which the Leased Premises is located, or any part thereof, then Tenant shall upon written request of Landlord furnish such information and evidence in Affidavit or other form required by NJDEP without unreasonable delay.

E.                                    Tenant shall commence its determination of whether any ISRA submission is required in anticipation of the end of its Lease Term at least six (6) months prior to the expiration of the Term, and shall notify Landlord in writing of its determination and the reasons on which its determination is based, at least two (2) months prior to the expiration of the Term.

42.          Headings and Terms. The title and headings and the Table of Contents of this Lease are for convenience and reference only and shall not in any way be utilized to construe or interpret the agreement of the parties as otherwise set forth herein. The term “Landlord” and the term “Tenant” as used herein shall mean, where appropriate, all persons acting by or on behalf of the respective parties, except as to any required approvals, consents or amendments, modifications or supplements hereunder when such terms shall only mean the parties originally named on the first page of this Lease as Landlord and Tenant, respectively, and their agents so authorized in writing.

43.          Performance of Landlord’s Obligations to Mortgagee. Tenant shall accept performance of any of Landlord’s obligations hereunder by any mortgagee.

44.          Applicable Law. This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the internal laws of the State of New Jersey applicable to leases made and to be performed in the State of New Jersey without regard to principles of conflict of law.

45.          No Representation or Warranty. The authorization of the Permitted Use of the Leased Premises for the purposes set forth herein does not constitute a representation or warranty by Landlord that any particular use of the Leased Premises is now or shall continue to be permitted under applicable laws or regulations.

46.          Construction of Lease.

A.                                    This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

B.                                    Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

C.                                    The rule of “ejusdem generis” shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

47.          Delivery of Possession.

Delivery of possession of the Leased Premises specifically and expressly is contingent upon the present tenant, if any, vacating the Leased Premises and delivering peaceful possession to Landlord.

48.          OFAC Representation. Tenant represents and warrants that no Tenant Party (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to the Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”); (b) is listed on any other list of terrorists or terrorist organizations maintained pursuant to the Order, the rules and regulations of OFAC or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”): (c) is engaged in activities prohibited in the Orders; or (d) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering. If the foregoing representation and warranty is inaccurate in any respect, the same shall constitute an Event of Default by Tenant under this Lease. The term “Tenant Party” means and includes (i) Tenant, (ii) its partners, members, managers, directors, officers or shareholders, (iii) any beneficial owner of Tenant, and (iv) any beneficial owner of Tenant’s partners, members, managers, directors, officers or shareholders.

49.          Parking. Landlord and Tenant agree that the Annual Fixed Rent shall not be inclusive of any parking permits for Tenant’s use. Said parking permits may be secured by Tenant through, and the cost thereof paid by Tenant directly to, the parking garages located on Hulfish Street and Chambers Street, which shall be at the Palmer Square tenant rates.

50.          Landlord’s Contribution.

Landlord shall contribute to Tenant a sum not to exceed $22,416.00 towards Tenant’s Improvements, which shall be credited to Tenant’s first six (6) months of Annual Fixed Rent due and payable hereunder in equal monthly installments specifically and expressly subject to satisfaction of the following conditions:

A.                                    Tenant furnishing Landlord with reasonably adequate documentary proof that material improvements, in an amount up to $22,416.00, have been installed at the Leased Premises;

B.                                    Tenant remaining in actual occupancy of the Leased Premises:

C.                                    Tenant being current and not in default of any of the terms, covenants, conditions and provisions of the within Lease Agreement at all times and said Lease Agreement is in full force and effect:

D.                                    Tenant providing Landlord with completed and executed contractor’s/subcontractor’s final waiver(s) of lien.

E.                                    However, in the event Tenant is in default of any term, covenant, condition or provision under the within Lease Agreement, either monetary or non-monetary, at any time during the Term of the within Lease, then, and in such event, Tenant shall not be entitled to the foregoing Landlord Contribution and all sums credited to Tenant’s Annual Fixed Rent shall immediately be reversed and become due, owing and payable by Tenant to Landlord as Additional Rent.

51.          Option to Renew.

Upon the expiration of the initial Term reserved herein, Tenant shall have the right to renew this Lease for two additional terms of three (3) years each, (referred to herein as the “First Renewal Term” and “Second Renewal Term”, respectively). Tenant’s right to renew this Lease for the period referred to above shall be subject to:

A.                                    Tenant being in actual possession of the Leased Premises; and

B.                                    This Lease then being in full force and effect and Tenant’s not being in default hereunder both when such option to renew may be exercised and at the commencement date of the option period; and

C.                                    Tenant is current in payment of all monetary obligations under this Lease constituting Rent and Additional Rent: and

D.                                    Tenant providing Landlord with prior written notice of its exercise of such option. The requisite written notice to be furnished by Tenant to Landlord shall be delivered to Landlord not later than nine (9) months prior to the termination of the initial Term, or First Renewal Term, as applicable, time specifically and expressly hereby being made of the essence for such notice. Upon proper exercise by Tenant of its right to First Renewal Term, or Second Renewal Term, as applicable, the Term of the Lease shall be deemed extended to include said First Renewal Term or Second Renewal Term, as applicable, subject to the provisions of the Lease, except that (a) there shall be no further option to renew after the Second Renewal Term; (b) there shall be no Rent abatement; (c) there shall be no Landlord’s Work; (d) there shall be no Landlord’s Contribution, and (e) during the First Renewal Term and Second Renewal Term, the Annual Fixed Rent and Additional Rent shall be adjusted as set forth on Schedule A-1, Rent Escalation; and

E.                                    Tenant’s failure to comply with all of the foregoing shall render said option to renew, at Landlord’s discretion, null and void.

52.          Right of First Offer.

Tenant shall be granted a one-time right of first offer for any space that becomes available on the Fourth Floor of the Building, at the then fair market value (but in no event less than the then existing Annual Fixed Rent for the Leased Premises), otherwise upon the same terms and conditions of the Lease excepting there shall be no Rent abatement, no Landlord Work and no Landlord Contribution and subject to the following:

A.                                    Tenant being in actual occupancy of the Leased Premises;

B.                                    This Lease being in full force and effect;

C.                                    Tenant not being in default of any monetary or non-monetary terms, covenants, conditions and provisions of this Lease both at the time such right of first offer may be exercised and at the commencement of the term for said offered space: and

D.                                    Tenant shall execute and deliver to Landlord a written exercise of the within right of first offer which must be delivered within fifteen (15) calendar days of Landlord’s notice of the availability of the offered space, time specifically and expressly being made of the essence for said delivery to Landlord of the written exercise, and Tenant must execute an Addendum reflecting the foregoing within seven (7) calendar days of the Landlord’s attorneys delivery of the Addendum to Tenant, time specifically and expressly being made of the essence for such execution, together with such Security Deposit as determined by Landlord.

E.                                    Tenant’s failure to fully and completely comply with the foregoing shall render said right of first offer null and void and of no force and effect and said right of first offer shall be deemed terminated. Furthermore, Tenant’s right of first offer specifically and expressly is subject and subordinate to any present tenants’ rights to the offered space as provided for in any written lease, including, but not limited to, any options to renew, expansions, rights of first refusal, and the like.

53.          Submission of Lease to Tenant.

THE SUBMISSION BY LANDLORD TO TENANT OF THIS LEASE SHALL HAVE NO BINDING FORCE OR EFFECT, SHALL NOT CONSTITUTE AN OPTION FOR THE LEASING OF THE LEASED PREMISES, NOR CONFER ANY RIGHTS OR IMPOSE ANY OBLIGATIONS UPON EITHER PARTY UNTIL THE EXECUTION THEREOF BY LANDLORD AND THE DELIVERY OF AN EXECUTED ORIGINAL COPY THEREOF TO TENANT OR ITS REPRESENTATIVES.

IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Lease as of the day and year first above written.

WITNESS/ATTEST:

PSN PARTNERS, L.P.
a New Jersey Limited Partnership, Landlord
	By:	G. A. Properties, Inc.
General Partner

/s/ [ILLEGIBLE]		By:	/s/ Peter Rudy
Peter Rudy, Vice President

AT PHARMACEUTICALS, INC.
A Delaware Corporation, Tenant

/s/ [ILLEGIBLE]	By:	/s/ Stephen G. Dance
		Name:	Stephen G. Dance
		Title:	C.F.O.

SCHEDULE A

Suite 441 NTS

Total Gross Square Footage: 1,807 SF

A100

Drawn By

Checked By

Date

Revisions

Project No

Drawing Title

File Name

47 Hulfish Street, Suite 441

Palmer Square Managment

Princeton, NJ

Note:
This drawing is for reference only. This drawing represents conditions at the time of the drawing date, and may not reflect conditions since any modifications.

Ford 3 Architects is not responsible for any information modifications to these documents.

FORD3 ARCHITECTS, LLC

32 NASSAU STREET, PRINCETON, NEW JERSEY 08542

tel. 609-924-0043 Fax 609-924-2390

1

Suite 442

Not To Scale

Total Gross Square Footage = 1,934

FORD3 ARCHITECTS, LLC

32 NASSAU STREET PRINCETON, NEW JERSEY 08542
tel 609-924-0043 fax 609-924-2380

Note:
This drawing is for reference only. This drawing represents conditions at the time of the drawing date, and may not reflect subsequent tenant modifications.

Ford 3 Architects is not responsible for any subsequent modifications to these documents.

47 Hulfish Street

Palmer Square Managment

Princeton, NJ

Drawn By	
Checked By	
Date	11.18.11
Revisions	
Project No	1101.18
Drawing Title	
File Name	1101 18_plans.dwg

A100

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SCHEDULE A-1

RENT ESCALATION

The Annual Fixed Rent to be paid by Tenant during each Lease Year of the First Renewal Term and Second Renewal Term, as applicable, shall be the Annual Fixed Rent in effect for the prior Lease Year plus the percentage of increase, if any, in the Consumer Price Index computed as follows:

There shall be compared the Consumer Price Index for All Urban Consumers, New York, N.Y.-Northeastern New Jersey Local Area, All Items, published by the Bureau of Labor Statistics, Revised Consumer Price Index effective January 1987 (1982-84 = 100) (the Index) for the first month of the prior Lease Year with the first month of the applicable Lease Year. The percentage of increase in such Index for the first month of the applicable Lease Year over the first month of the prior Lease Year shall be the percentage of increase in the Index for the purpose of determining the increase in the Annual Fixed Rent payable during all Lease Years of the First and Second Renewal Terms.

It is understood and agreed that in the event the Index figure required to make the foregoing comparison shall not be published for the particular months when the same shall be applicable, then the like Index figure published in the preceding month shall be used provided such figure is published within six (6) months of the month required in accordance with the foregoing. In the event that the applicable Index figure is not published within six (6) months of the required month or if such figure or the entire Index shall become unavailable by reason of discontinuance of publication, or any other reason, the parties shall agree on an equivalent and substituted Consumer Price Index to be provided.

The parties covenant and agree that, as soon as the Index figure for the first month of the applicable Lease Year is published, they will set forth such figure in writing signed by both parties; and, thereafter, when the figure is published for any succeeding month to be used for comparison as hereinabove provided, they will likewise set forth such figure in writing signed by both parties. The failure to set forth such figures in writing shall not diminish Tenant’s Obligations hereunder.

The Annual Fixed Rent during each of the Lease Years of the First Renewal Term and Second Renewal Term, as applicable, shall not be less than that in effect for the prior Lease Year.

SCHEDULE A-2

PALNER SQUARE SOUTH AREA

[ILLEGIBLE]

hassau sTREET

JOHN STREET
PALMER SQUARE EAST
PALMER SQUARE WEST
CHAMBERS WALK
U S POST OFFICE
NASSAU INN
HULFISH STREET
PALMER SQUARE NORTH AREA
GARAGE B
GARAGE A
PALMER SQUARE NORTH GARAGE
UNDERGROUND 420 CARS
PAUL ROBESON PLACE

SCHEDULE B

DESCRIPTION OF LANDLORD’S WORK

The period of time during which Landlord is prevented from performing any act required to be performed under this Lease, including, but not limited to Schedule B, if any, by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, the act or default of some other party, or other events beyond the reasonable control of Landlord shall be added to the time for performance of such act.

SCHEDULE B-1

DESCRIPTION OF TENANT’S WORK

Excepting as may be set forth on Schedule B, Tenant accepts the Premises in an “AS IS” condition at the commencement of the Term of this Lease and Landlord shall not be required to make any changes, install any improvements, obtain any occupancy permits or prepare the Premises in any way for occupancy in accordance with the terms of this Lease, latent defects excepted. The Premises shall be provided “broom clean”. All Tenant Improvements shall be at the Tenant’s sole expense. Tenant shall submit to Landlord detailed plans and specifications for its prior approval outlining all improvements which constitute Tenant Improvements. Landlord shall give its approval, or disapproval, within ten (10) days of the submission of said complete plans and specifications.

SCHEDULE C

FORM OF ESTOPPEL CERTIFICATE

LANDLORD:

TENANT:

PREMISES:

LEASE DATED:

TENANT’S NOTICE ADDRESS:

The undersigned, Tenant, hereby certifies to                                          (hereinafter “                                   ”) that:

1.                                      Tenant has accepted possession and is in occupancy of the Premises described above. The Lease Term commenced on                                          , 200     . The termination date of the Lease Term, excluding renewals and extensions, is                                          .

2.                                      Any improvements required by the terms of the Lease to be made by Landlord have been completed to the satisfaction of Tenant in all respects, and Landlord has fulfilled all of its duties under the Lease.

3.                                      The Lease has not been assigned, modified, supplemented or amended in any way. The Lease constitutes the entire agreement between the parties, and there are no other agreements, oral or written, between Landlord and Tenant concerning the Premises. A true and complete copy of the Lease is attached hereto as Exhibit A.

4.                                      The Lease is valid and in full force and effect, and, to the best of Tenant’s knowledge, neither Landlord nor Tenant is in default thereunder. Tenant has no defense, set-off or counterclaim against Landlord arising out of the Lease or in any way relating thereto, or arising out of any other transaction between Tenant and Landlord, and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

5.                                      No Rental or other sum payable under the Lease has been paid in advance, excepting for the Security Deposit in the amount of $                                    .

6.                                      The minimum monthly rental presently payable under the Lease is $                                          and has been paid through                                  .

7.                                      The Tenant has received no notice of a prior assignment, hypothecation or pledge of the Lease or the rents, income, deposits or profits arising thereunder.

8.                                      Tenant hereby acknowledges and agrees that if                                      shall succeed to the interest of Landlord under the Lease,                                      shall assume (only while owner of and in possession or control of the building of which the Premises is a part) and perform all of Landlord’s obligations under the Lease, but shall not be (a) liable for any act or omission of any prior landlord (including the present Landlord); (b) liable for the return of any Security Deposit; (c) subject to any off-set or defense which Tenant may have against any such prior landlord; (d) bound by and Rental or Additional Rental Tenant may have paid for more than the current month to any prior landlord, including the present Landlord; or (e) bound by any assignment, surrender, termination, cancellation, waiver, release, amendment or modification of the Lease made without the express consent of                                     .

1

9.             Tenant shall give                                               prompt written notice of any default of Landlord under the Lease, if such default entitles Tenant, under law or otherwise, to terminate the Lease, reduce Rental or credit or off-set any amount against future rents and shall give                                               reasonable time (but in no event less than ninety (90) days after receipt of such notice) to cure or commence curing such default prior to exercising (and as a condition precedent to its right to exercise) any right Tenant may have to terminate the Lease or to reduce Rental or credit or offset any amounts against the Rental. Tenant shall give written notice to any successor in interest of                                              , any purchaser at a foreclosure sale under the mortgage, any transferee who acquired the property by deed in lieu of foreclosure or any successor or assign thereof. Tenant acknowledges and agrees that neither                                               nor any such successor, purchaser or transferee shall have any obligation to respond to any such notice or take any action as a result thereof.

10.          All notices and other communications from Tenant to                                               shall be delivered or mailed by registered mail, postage prepaid, return receipt requested, addressed to                                               at :                                               , or such other address as                                              , any successor, purchaser or transferee shall furnish to Tenant in writing.

11.          Tenant has no option or right to purchase the Premises, or any part thereof.

12.          This Estoppel Certificate is being executed and delivered by Tenant to induce                                               to make a loan to Landlord, which loan is to be secured in part by an Assignment to                                               of Landlord’s interest in the Lease and all rents, income, deposits and profits arising thereunder, and with the intent and understanding that the above statements will be relied upon by                                          .

Dated:

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SCHEDULE F

CERTIFICATION OF TENANT

Tenant hereby warrants and certifies that:

A.                                    (If a corporation) the following constitutes the names and addresses of all corporate officers of Tenant:

NAME	ADDRESS

SETH. L. HARRISON	35 E. 12th STREET #5C, NEW YORK, NY 10003

STEPHEN G. DANCE	191 HIGH STREET, WINCHESTER, MA 01890

B                                       (If a corporation) the following constitutes the names and addresses of all corporate directors of Tenant:

NAME	ADDRESS

SETH L. HARRISON	AS ABOVE

C.                            (If a corporation) the following constitutes the names and addresses of all shareholders of Tenant together with a listing of the respective shares held by or on behalf of each shareholder:

NAME	ADDRESS	NO. OF SHARES

BRAEBURN PHARMACEUTICALS, SARL	BRUSSELS BELGIUM	1 (100% owner)

D.                                    (If a corporation) the following constitutes the name and address of the Registered Agent of Tenant:

NAME	ADDRESS

CT CORPORATION (for DE)	155 FEDERAL STREET # 700 BOSTON, MA 02110

1

E.                                     (If a corporation) the attached constitutes the Certificate of Incorporation of Tenant, together with any amendments thereto.

F.                                      (If a partnership) the following constitutes the names and addresses of all partners (general and limited) of Tenant, together with a listing of each partner’s interest:

NAME	ADDRESS	INTEREST

G.                                    (If a partnership) the attached constitutes the Partnership Agreement or Certificate of Limited Partnership of Tenant.

H.                                   (If a joint venture, limited liability company, or other entity) the following constitutes the names and addresses of all persons possessing any ownership interest in Tenant, together with the amount of each interest in Tenant:

NAME	ADDRESS	INTEREST

I.                                        Tenant shall advise and notify Landlord immediately, in writing, upon any change whatsoever in the above ownership interests setting forth all facts and particulars regarding all such changes; and

J.                                        The within Certification is duly authorized by corporate resolution, or partnership agreement or other agreement between the parties comprising the Tenant (whichever is applicable).

WITNESS/ATTEST:

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]

Operating Mgr.	C.F.O.

AT PHARMACEUTICALS, INC.

(CORPORATE SEAL)

2

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “AT PHARMACEUTICALS, INC.”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF SEPTEMBER, A.D. 2012, AT 12:24 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5216418 8100	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
121055316	AUTHENTICATION: 9863406
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 09-21-12

1

State of Delaware Secretary of State Division of Corporations Delivered 12:51 PM 09/21/2012 FILED 12:24 PM 09/21/2012 SRV 121055316 - 5216418 FILE

CERTIFICATE OF INCORPORATION

of

AT PHARMACEUTICALS, INC.

The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, as set forth in Title 8 of the Delaware Code (the “DGCL”), certifies as follows:

ARTICLE I

The name of the corporation (the “Corporation”) is AT Pharmaceuticals, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is in New Castle County, at the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 5,000 shares of Common Stock having the par value of $0.01 per share.

ARTICLE V

The number of directors of the Corporation shall be fixed from time to time by the Board of Directors of the Corporation.

ARTICLE VI

In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VII

Unless and except to the extent that the Bylaws of the Corporation so require, the election of directors of the Corporation need not be by written ballot.

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ARTICLE VIII

To the fullest extent from time to time permitted by law, no director of the Corporation shall be personally liable to any extent to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director,

ARTICLE IX

Each person who is or was or had agreed to become a director or officer of the Corporation, and each such person who is or was serving or who had agreed to serve at the request of the Corporation as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified and advanced expenses by the Corporation to the fullest extent permitted from time to time by applicable law. Any repeal or modification of this Article IX shall not adversely affect any right to indemnification of any person existing at the time of such repeal or modification with respect to any matter occurring prior to such repeal or modification.

ARTICLE X

The name and mailing address of the incorporator are as follows:

Abigail R. Browning

c/o Proskauer Rose LLP

One International Place

Boston, MA 02110

IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of September, 2012.

/s/ Abigail R. Browning
Abigail R. Browning
Sole Incorporator

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SCHEDULE G

CLEANING SERVICES

1.                                      All cleaning shall be between the hours of 6:00 P.M. and 10:00 P.M. Monday through Friday, except for the following holidays: New Year’s Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day and Christmas Day. No cleaning shall be done on Saturday or Sunday.

2.                                      The quality of the cleaning shall be the same as the services rendered in other Class “A” office buildings.

3.                                      General Cleaning

Nightly:

(a)                                 Vacuum all carpets and rugs, moving light furniture other than desks, file cabinets, etc.;

(b)                                 Empty and clean all wastepaper baskets, ash trays, receptacles, etc.;

(c)                                  Remove wastepaper and waste materials;

(d)                                 Dust and wipe clean all furniture, fixtures and window sills;

(e)                                  Clean all glass furniture tops;

(f)                                   Dust all chair rails, trim, etc.;

(g)                                  Dust all baseboards.

Weekly:

(a)                                 Clean all interior metal;

(b)                                 Dust all window louvres and all ventilating louvres within reach;

(c)                                  Remove all finger marks from metal partitions and other surfaces.

Three Months:

All high dusting which shall include:

(a)                                 All pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning;

(b)                                 All vertical surfaces, such as walls, partitions, ventilating louvres and other surfaces not reached in nightly cleaning;

(c)                                  All lighting fixtures (exterior only);

(d)                                 All window frames.

Four Months:

(a)                                 The interior and exterior of all windows shall be washed;

(b)                                 The space between the two panes of glass and the venetian blinds contained therein shall be unsealed and cleaned only when necessary in the opinion the Landlord.

4.                                      The Tenant shall be charged for cleaning services in the areas of the Leased Premises used for special purposes requiring greater and more difficult cleaning work than office areas (including, but not limited to, data processing areas, exhibit areas, energy dispatching areas, mail rooms, private toilets, etc.)

SCHEDULE H

RULES AND REGULATIONS

1.                                      Definitions

Wherever in these Rules and Regulations the word “Tenant” is used, it shall be taken to apply to and include the Tenant and its agents, employees, invitees, licensees, subtenants, assignees, if any, and contractors, and is to be deemed of such number and gender as the circumstances require. The word “room” is to be taken to include the space covered by the Lease. The word “Landlord” shall be taken to include the employees and agents of Landlord.

2.                                      Common Areas

The streets, sidewalks, entrances, halls, passages, elevators, stairways and other common areas provided by Landlord shall not be obstructed by Tenant, or used by it for any other purpose than for ingress and egress.

3.                                      Public Entrance

Landlord reserves the right to exclude the general public from the Building upon such days and at such hours as in Landlord’s judgment shall be for the best interest of the Building and its tenants.

4.                                      General Prohibitions

In order to insure proper use and care of the Premises, Tenant shall not:

(a)                                 Allow any sign, advertisement or notice to be fixed to the Building, inside or outside, without Landlord’s written consent.

(b)                                 Make improper noises or disturbances of any kind or emit objectionable odors that shall disturb or annoy any other tenants or occupants of the Building or do or permit anything to be done which shall interfere with the rights, comfort or convenience of other tenants or occupants of the Building.

(c)                                  Mark or defile elevators, water-closets, toilet rooms, walls, windows, doors or any other part of the Building.

(d)                                 Use toilet rooms, water-closets and other water apparatus for any purposes other than those for which they were constructed.

(e)                                  Place anything on the outside of the Building, including roof setbacks, window ledges and other projections.

(f)                                   Cover or obstruct any window.

(g)                                  Fasten any article, drill holes, drive nails or screws into the walls, floors, woodwork, window mullions, or partitions; nor shall the same be painted, papered or otherwise covered or in any way marked or broken without written consent of Landlord.

(h)                                 Interfere with the heating or cooling apparatus.

(i)                                     Place trash or waste in hallways or other common areas of the Building except those areas specifically designated by Landlord.

(j)                                    Leave rooms without locking doors, stopping all office machines and extinguishing all lights.

(k)                                 Install any shades, blinds or awnings without written consent of Landlord.

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(1)                                 Use any electric heating device without written permission of Landlord.

(m)                             Install call boxes or any kind of wire in or on the Building without Landlord’s written permission and direction.

(n)                                 Manufacture any commodity, or prepare or dispense any foods or beverages, whether by vending or dispensing machines or otherwise, or alcoholic beverages, tobacco, drugs, flowers, or other commodities or articles without written consent of Landlord.

(o)                                 Secure duplicate keys for rooms, except from Landlord, or change the locks of any doors to or in the Leased Premises.

(p)                                 Place door mats in public corridors without the written consent of Landlord.

(q)                                 Bring into or keep in the Building any flammable, combustible, explosive or other dangerous fluid, chemical material or substance.

(r)                                    Bar entrance to the Leased Premises by a sliding bolt or other device which renders access by keys difficult or impossible.

(s)                                   Keep any animals in the Leased Premises.

5.                                      Publicity

Tenant shall not use the name of the Building in any way in connection with its business except as to the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant, which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building for offices; and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

6.                                      Business Machines

Business machines and mechanical equipment which cause vibration, noise, cold or heat that may be transmitted to Building structure or to any leased space outside the Leased Premises shall be placed and maintained by Tenant, at its sole cost and expense, in settings or cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration, noise, cold or heat.

7.                                      Movement of Equipment

Landlord reserves the right to designate the time when and the method whereby freight, small office equipment, furniture, sofas and other like articles may be brought into, moved, or removed from the Building or rooms, and to designate the location for temporary disposition of such items. In no event shall any of the aforesaid items be taken from Tenant’s space for the purpose of removing same from the Building without the express written consent of both Landlord and Tenant except in case of Tenant’s default under the within Lease.

8.                                      Rights Reserved to Landlord

A.            without abatement or diminution in Rent, Landlord reserves and shall have the following additional rights:

(i)                                     To change the name and/or street address of the Building and the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilet or other public parts of the Building.

(ii)                                  To install and maintain a sign or signs on the exterior of the Building.

(iii)                               To have access for Landlord and other tenants of the Building to any mail chutes, if any, located on the Leased Premises according to the rules of the United States Post Office.

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(iv)                              To designate all sources furnishing sign painting and lettering, ice drinking water, towels and toilet supplies, and other like services used on the Leased Premises.

(v)                                 To make, either voluntarily or pursuant to governmental requirement, at Landlord’s own expense, repairs, alterations or improvements in or to the Building, or any part thereof, and during alterations, may close entrances, doors, windows, corridors, elevators or other facilities, provided that such acts shall not unreasonably interfere with Tenant’s use and occupancy of the Premises as a whole.

(vi)                              To erect, use and maintain pipes and conduits in and through the Leased Premises.

(vii)                           During the last six (6) months of the Lease Term, or any part thereof, if during or prior to that time the Tenant vacates the Leased Premises, to decorate, remodel, repair, alter or otherwise prepare the Leased Premises for re-occupancy.

(viii)                        To constantly have pass keys to the Leased Premises.

(ix)                              To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building.

(x)                                 To exhibit the Leased Premises to others and to display “For Rent” signs on the Leased Premises.

(xi)                              To take any and all measures, including inspections, repairs, alterations, additions and improvements to the Leased Premises or to the Building, as may be necessary or desirable in the operation of the Building.

B.                                    Landlord may enter upon the Leased Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant’s use or possession and without being liable in any manner to the Tenant.

9.                                      Regulation Changes

Landlord shall have the right to make such other and further reasonable Rules and Regulations as, in the judgment of Landlord, may from time to time be needful for the safety, appearance, care and cleanliness of the building and for the preservation of good order therein. Landlord shall not be responsible to Tenant for any violation of Rules and Regulations by any other tenant.

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ADDENDUM TO OFFICE LEASE AGREEMENT

Between

PSN PARTNERS, L.P.

LANDLORD

And

BRAEBURN PHARMACEUTICALS, INC.,

SUCCESSOR TO AT PHARMACEUTICALS, INC.

TENANT

1.                                      This Addendum to Office Lease Agreement (“Addendum”) is executed on the 9th day of June, 2015 and specifically and expressly is incorporated into the Office Lease Agreement, dated October 18, 2012, and Tenant’s Letter of January 8, 2015 exercising the First Renewal Term. (The Office Lease Agreement, Tenant’s Letter and this Addendum shall hereafter be collectively referred to as the “Lease”). In the event of any inconsistency or discrepancy, the terms, covenants, conditions and provisions of the foregoing enumerated documents, this Addendum shall supersede and prevail.

2.                                      Landlord and Tenant acknowledge that Tenant presently is a Tenant at the premises known as 47 Hulfish Street, Suites 441-442, Princeton, New Jersey (“Existing Space”), consisting of 3,736 square feet. Landlord and Tenant acknowledge and agree that Tenant will be expanding the Existing Space to include Suite 350 at 47 Hulfish Street, conclusively deemed to consist of 900 square feet (the “Expansion Space”). Commencing with the Expansion Space Term Commencement Date, as hereinafter defined, the Existing Space and Expansion Space shall collectively be referred to as the “Leased Premises” conclusively deemed to be a total of 4,636 square feet.

3.             Schedule Ab, Suite 350, Expansion Space, shall constitute a new and additional Schedule.

4.                                      The Term for the Expansion Space shall commence upon Landlord’s delivery of possession of the Expansion Space to Tenant, estimated to be August 1, 2015 (“Expansion Space Term

Commencement Date”) and shall be co-terminus with the Existing Space Termination Date, October 17, 2018.

5.                                      A.            The Annual Fixed Rent for the Expansion Space only shall be fixed at $38,700.00 per year ($3,225.00 per month).

B.                                    Notwithstanding the foregoing. Tenant’s Rent obligations for the Expansion Space shall be as follows:

(i)                                     Tenant shall not be obligated to pay Annual Fixed Rent until sixty (60) days following the Expansion Space Term Commencement Date (“Expansion Space Rent Commencement Date”);

(ii)                                  Commencing with the Expansion Space Term Commencement Date, Tenant shall be obligated to pay all other charges and sums constituting Additional Rent under the Lease;

(iii)                               Commencing with the Expansion Space Rent Commencement Date, Tenant shall commence payments of Annual Fixed Rent and shall continue to pay all sums and charges constituting Additional Rent;

(iv)                              However, in the event Tenant is in default of any term, covenant, condition or provision under the Lease (with respect to either the Existing Space or Expansion Space), either monetary or non-monetary, and fails to cure such default within any grace period, then subparagraphs (i) and (iii) above shall not apply and Tenant’s obligation to pay Annual Fixed Rent and all other charges and sums constituting Additional Rent, and the like, shall be effective on the Expansion Space Term Commencement Date.

6.             Section 13, Building Operation and Services, shall be amended as follows:

A.                                    Subsection A.(i)(c), shall be amended to include that the “Base Expense Year” for the Expansion Space only shall be the 2015 calendar year; and

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B.                                    Subsection A.(i)(f), shall be amended to provide that, commencing with the Expansion Space Term Commencement Date, Tenant’s Proportionate Share shall be equal to 6.41 percent.

7.                                      Section 14, Building Operation and Services, Subsection G, shall be amended to include that Tenant shall be responsible for the electric energy which is required in the Expansion Space and shall initially pay the sum of $165.00 per month as Additional Rent, which sum relates solely to the Expansion Space. The remaining terms, covenants, conditions and provisions of Subsection G shall remain in full force and effect.

8.                                      Landlord represents that it presently is holding the sum of $49,813.32 constituting Security Deposit. Said Security Deposit shall continue to be held by Landlord as security for the faithful performance by Tenant of all conditions to be performed by Tenant under the Lease. Tenant shall not be required to pay any additional Security Deposit.

9.                                      It is expressly understood and agreed that Tenant shall accept the Expansion Space in an “AS IS”, “WHERE IS” and “WITH ALL FAULTS” condition and Landlord shall not be required to make any changes, install any improvements, obtain any occupancy permits or prepare the Expansion Space in any way.

10.          Landlord’s Contribution.

Landlord shall contribute to Tenant a sum not to exceed $9,000.00 towards paint and carpet in the Expansion Space only, which shall be credited to Tenant’s first twelve (12) months of Annual Fixed Rent due and payable hereunder in equal monthly installments of $750.00, specifically and expressly subject to satisfaction of the following conditions:

A.                                    Tenant furnishing Landlord with reasonably adequate documentary proof that paint and carpet, in an amount up to $9,000.00, have been completed in the Expansion Space;

B.                                    Tenant remaining in actual occupancy of the entire Leased Premises;

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C.                                    Tenant being current and not in default of any of the terms, covenants, conditions and provisions of the Lease at all times and said Lease is in full force and effect;

D.                                    Tenant providing Landlord with completed and executed contractor’s/subcontractor’s final waiver(s) of lien.

E.                                    However, in the event Tenant is in default of any term, covenant, condition or provision under the Lease, either monetary or non-monetary, at any time during the Term of the Lease, then, and in such event, Tenant shall not be entitled to the foregoing Landlord Contribution and all sums credited to Tenant’s Annual Fixed Rent shall immediately be reversed and become due, owing and payable by Tenant to Landlord as Additional Rent.

11.                               Section 51, Option to Renew, shall be amended to include an additional term of three (3) years (referred to as the “Third Renewal Term”) subject to the same terms and conditions set forth for the First Renewal Term and Second Renewal Term.

12.          Section 50, Landlord’s Contribution, shall be deleted in its entirety.

13.                               All remaining terms, covenants, conditions and provisions of the said Office Lease Agreement and Schedules, including, but not limited to Section 9, Non-Liability of Landlord and Exculpation, shall remain in full force and effect, excepting those specifically modified herein.

14.                               Counterparts. This Addendum may be executed in counterparts, each of which shall be deemed to be an original, but all of which counterparts collectively shall constitute one and the same instrument. The transmission of a signed counterpart of this Addendum by facsimile or by portable document file (“PDF”) shall have the same force and effect as delivery of an original signed counterpart of this Addendum, and shall constitute valid and effective delivery for all purposes.

15.                               THE SUBMISSION BY LANDLORD TO TENANT OF THIS ADDENDUM SHALL HAVE NO BINDING FORCE OR EFFECT, NOR CONFER ANY RIGHTS OR IMPOSE ANY OBLIGATIONS UPON EITHER PARTY UNTIL THE EXECUTION THEREOF BY

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LANDLORD AND TENANT AND THE DELIVERY OF AN EXECUTED COUNTERPART

TO TENANT.

PSN PARTNERS, L.P., Landlord
By:	GA PROPERTIES, INC.
General Partner

By:	/s/ Peter N. Rudy
Peter N. Rudy, Vice President

BRAEBURN PHARMACEUTICALS, INC.
Tenant

By:	/s/ Behshad Sheldon
	Name:	Behshad Sheldon
	Title:	President & CEO

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January 8, 2015

PSN Partners, L.P.

40 Nassau Street, First Floor

Princeton, NJ 08542

Dear Sir or Madam,

I am writing in reference to that certain Office Lease Agreement (the “Agreement”) between PSN Partners, L.P. (“PSN”) and Braeburn Pharmaceuticals, Inc. (“Braeburn”), executed by Braeburn’s predecessor AT Pharamceuticals, Inc. on or around October 15, 2012. A copy of the Agreement is enclosed. Capitalized terms referenced in this letter without definition shall have the meanings given those terms in the Agreement.

Section 51 of the Agreement provides that Tenant has a right to renew the Lease for two additional terms of three years, provided that Tenant satisfies certain enumerated conditions. Tenant hereby provides Landlord with written notice of its exercise of its option to extend the Lease for the First Renewal Term. This notice satisfies all necessary conditions:

A.    Tenant remains in possession of the Leased Premises;

B.    The Lease is in full force effect, and Tenant is not in default;

C.    Tenant is current in payment of all monetary obligations; and

D.            Tenant has provided notice not later than nine months prior to the termination of the initial Term.

The Lease shall therefore be deemed extended to include the First Renewal Term, subject to the rent adjustment set forth on Schedule A-1, Rent Escalation.

Please confirm in writing that Tenant has satisfied all conditions necessary to exercise its option to renew the lease for the First Renewal Term.

Sincerely,

/s/ Behshad Sheldon
Behshad Sheldon
President and CEO, Braeburn Pharmaceuticals Inc.

Encl: Office Lease Agreement

Cc: Stuart B. Dember, Esq., Fox Rothschild LLP

T: 609.751.5375 | F: 609.921.2156 | 47 Hulfish Street. Suite 441 Princeton, NJ 08542 | www.braeburnpharma.com

	CERTIFICATE
	IDENTIFICATION

PRINCETON		Date Issued:	11/16/2015
400 WITHERSPOON ST		Control #:	72465
PRINCETON, NJ 08540		Permit #:	20151393
609-9217078

Block:	20.04 Lot: 1 Qual:
Home Warranty No:
Work Site Location:	47 HULFISH NORTH	Type of Warranty Plan:	☐ State ☐ Private
		Use Group:	B
	PRINCETON-BOROUGH	Maximum Live Load:
Construction Classification:
Owner in Fee:	PSN PARTNERS	Maximum Occupancy Load:
Certificate Exp Date:
Address:	40 NASSAU STREET	Description of Work/Use:
OFFICE FITOUT
PRINCETON NJ 08542

Telephone:	609 921-2333	Update Desc. of Wk/Use:
DUCTWORK-VOID
Agent/Contractor:	IDP INTERIOR DESIGN,. LLC .

Address:	1759 W. McGALLIARD AVENUE

HAMILTON NJ 08610

Telephone:	609 510-6028

Lic. No./ Bldrs. Reg.No.:	13VH02439600	Federal Emp. No.: -386942

Social Security No.:

☐    CERTIFICATE OF OCCUPANCY

This serves notice that said building or structure has been constructed in accordance with the New Jersey Uniform Construction Code and is approved for occupancy.

☒   CERTIFICATE OF APPROVAL

This serves notice that the work completed has been constructed or installed in accordance with the New Jersey Uniform Construction Code and is approved. If the permit was issued for minor work, this certificate was based upon what was visible at the time of inspection.

☐    TEMPORARY CERTIFICATE OF OCCUPANCY/COMPLIANCE

If this is a temporary Certificate of Occupancy or Compliance, the following conditions must be met no later than or will be subject to fine or order to vacate:

☐    CERTIFICATE OF CLEARANCE-LEAD ABATEMENT 5:17

This serves notice that based on written certification, lead abatement was performed as per NJAC 5:17, to the following extent:

☐ Total removal of lead-based paint hazards in scope of work

☐ Partial or limited time period(        years); see file

☐    CERTIFICATE OF CONTINUED OCCUPANCY

This serves notice that based on a general inspection of the visible parts of the building there are no imminent hazards and the building is approved for continued occupancy.

☐    CERTIFICATE OF COMPLIANCE

This serves notice that said potentially hazardous equipment has been installed and/or maintained in accordance with the New Jersey Uniform Construction Code and is approved for use until

/s/ JOHN PETTENATI	Fees:	$
JOHN PETTENATI Construction Official
Paid ☐ Check No.:

	Collected by:	CR

1 - APPLICANT    2 - OFFICE    3 - TAX ASSESSOR